Exhibit 4.3

                                                               EXECUTION VERSION



                       SENIOR SUBORDINATED NOTES INDENTURE

                            Dated as of May 29, 2007

                                     between

                          BAUBLE ACQUISITION SUB, INC.

                                       and

                              THE BANK OF NEW YORK
                                   as Trustee

                    10.50% SENIOR SUBORDINATED NOTES DUE 2017



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                                TABLE OF CONTENTS
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                                                ARTICLE I

                                DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01        Definitions...................................................................................1
Section 1.02        Other Definitions............................................................................49
Section 1.03        Incorporation by Reference of Trust Indenture Act............................................50
Section 1.04        Rules of Construction........................................................................50
Section 1.05        Acts of Holders..............................................................................51

                                                ARTICLE II

                                                 THE NOTES

Section 2.01        Form and Dating; Terms.......................................................................52
Section 2.02        Execution and Authentication.................................................................54
Section 2.03        Registrar and Paying Agent...................................................................54
Section 2.04        Paying Agent to Hold Money in Trust..........................................................55
Section 2.05        Holder Lists.................................................................................55
Section 2.06        Transfer and Exchange........................................................................55
Section 2.07        Replacement Notes............................................................................70
Section 2.08        Outstanding Notes............................................................................70
Section 2.09        Treasury Notes...............................................................................71
Section 2.10        Temporary Notes..............................................................................71
Section 2.11        Cancellation.................................................................................71
Section 2.12        Defaulted Interest...........................................................................71
Section 2.13        CUSIP/ISIN Numbers...........................................................................72
Section 2.14        Calculation of Principal Amount of Securities................................................72

                                               ARTICLE III

                                                REDEMPTION

Section 3.01        Notices to Trustee...........................................................................73
Section 3.02        Selection of Notes to Be Redeemed............................................................73
Section 3.03        Notice of Redemption.........................................................................73
Section 3.04        Effect of Notice of Redemption...............................................................74
Section 3.05        Deposit of Redemption Price..................................................................75
Section 3.06        Notes Redeemed in Part.......................................................................75
Section 3.07        Optional Redemption..........................................................................75
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
Section 3.08        Mandatory Redemption.........................................................................76
Section 3.09        Offers to Repurchase by Application of Excess Proceeds.......................................76

                                                ARTICLE IV

                                                 COVENANTS

Section 4.01        Payment of Notes.............................................................................79
Section 4.02        Maintenance of Office or Agency..............................................................79
Section 4.03        Reports and Other Information................................................................80
Section 4.04        Compliance Certificate.......................................................................82
Section 4.05        Taxes........................................................................................82
Section 4.06        Stay, Extension and Usury Laws...............................................................85
Section 4.07        Limitation on Restricted Payments............................................................85
Section 4.08        Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries....................92
Section 4.09        Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and
                         Preferred Stock.........................................................................94
Section 4.10        Asset Sales.................................................................................101
Section 4.11        Transactions with Affiliates................................................................103
Section 4.12        Liens.......................................................................................106
Section 4.13        Offer to Repurchase Upon Change of Control..................................................107
Section 4.14        Future Guarantors...........................................................................110
Section 4.15        Company Existence...........................................................................110
Section 4.16        Limitation on Layering......................................................................110
Section 4.17        Suspension of Covenants.....................................................................111

                                                ARTICLE V

                                                SUCCESSORS

Section 5.01        Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets..............112
Section 5.02        Successor Corporation Substituted...........................................................114

                                                ARTICLE VI

                                           DEFAULTS AND REMEDIES

Section 6.01        Events of Default...........................................................................115
Section 6.02        Acceleration................................................................................116
Section 6.03        Other Remedies..............................................................................117
Section 6.04        Waiver of Past Defaults.....................................................................117
Section 6.05        Control by Majority.........................................................................118
Section 6.06        Limitation on Suits.........................................................................118
Section 6.07        Rights of Holders of Notes to Receive Payment...............................................118
Section 6.08        Collection Suit by Trustee..................................................................119
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
Section 6.09        Restoration of Rights and Remedies..........................................................119
Section 6.10        Rights and Remedies Cumulative..............................................................119
Section 6.11        Delay or Omission Not Waiver................................................................119
Section 6.12        Trustee May File Proofs of Claim............................................................119
Section 6.13        Priorities..................................................................................120
Section 6.14        Undertaking for Costs.......................................................................120

                                               ARTICLE VII

                                                  TRUSTEE

Section 7.01        Duties of Trustee...........................................................................121
Section 7.02        Rights of Trustee...........................................................................122
Section 7.03        Individual Rights of Trustee................................................................123
Section 7.04        Trustee's Disclaimer........................................................................123
Section 7.05        Notice of Defaults..........................................................................123
Section 7.06        Reports by Trustee to Holders of the Notes..................................................124
Section 7.07        Compensation and Indemnity..................................................................124
Section 7.08        Replacement of Trustee......................................................................125
Section 7.09        Successor Trustee by Merger, etc............................................................126
Section 7.10        Eligibility; Disqualification...............................................................126
Section 7.11        Preferential Collection of Claims Against Issuer............................................126

                                               ARTICLE VIII

                                 LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01        Option to Effect Legal Defeasance or Covenant Defeasance....................................127
Section 8.02        Legal Defeasance and Discharge..............................................................127
Section 8.03        Covenant Defeasance.........................................................................127
Section 8.04        Conditions to Legal or Covenant Defeasance..................................................128
Section 8.05        Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous
                         Provisions.............................................................................130
Section 8.06        Repayment to Issuer.........................................................................130
Section 8.07        Reinstatement...............................................................................130

                                                ARTICLE IX

                                     AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01        Without Consent of Holders of Notes.........................................................131
Section 9.02        With Consent of Holders of Notes............................................................132
Section 9.03        Compliance with Trust Indenture Act.........................................................133
Section 9.04        Revocation and Effect of Consents...........................................................134
Section 9.05        Notation on or Exchange of Notes............................................................134
Section 9.06        Trustee to Sign Amendments, Etc.............................................................134
Section 9.07        Payment for Consent.........................................................................135
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
Section 9.08        Additional Voting Terms; Calculation of Principal Amount....................................135

                                                ARTICLE X

                                          SUBORDINATION OF NOTES

Section 10.01       Agreement to Subordinate....................................................................135
Section 10.02       Liquidation, Dissolution, Bankruptcy........................................................135
Section 10.03       Default on Senior Indebtedness of the Issuer................................................136
Section 10.04       Acceleration of Payment of Notes............................................................137
Section 10.05       When Distribution Must Be Paid Over.........................................................137
Section 10.06       Subrogation.................................................................................137
Section 10.07       Relative Rights.............................................................................138
Section 10.08       Subordination May Not Be Impaired by Issuer.................................................138
Section 10.09       Rights of Trustee and Paying Agent..........................................................138
Section 10.10       Distribution or Notice to Representative....................................................138
Section 10.11       Article X Not To Prevent Events of Default or Limit Right To Accelerate.....................139
Section 10.12       Trust Moneys Not Subordinated...............................................................139
Section 10.13       Trustee Entitled To Rely....................................................................139
Section 10.14       Trustee to Effectuate Subordination.........................................................139
Section 10.15       Trustee Not Fiduciary for Holders of Senior Indebtedness of the Issuer......................140
Section 10.16       Reliance by Holders of Senior Indebtedness of the Issuer on Subordination Provisions........140

                                                ARTICLE XI

                                                GUARANTEES

Section 11.01       Guarantee...................................................................................140
Section 11.02       Limitation on Guarantor Liability...........................................................142
Section 11.03       Execution and Delivery......................................................................143
Section 11.04       Subrogation.................................................................................143
Section 11.05       Benefits Acknowledged.......................................................................143
Section 11.06       Release of Guarantees.......................................................................143

                                               ARTICLE XII

                                        SUBORDINATION OF GUARANTEES

Section 12.01       Agreement to Subordinate....................................................................144
Section 12.02       Liquidation, Dissolution, Bankruptcy........................................................144
Section 12.03       Default on Senior Indebtedness of a Guarantor...............................................145
Section 12.04       Acceleration of Payment of Notes............................................................146
Section 12.05       When Distribution Must Be Paid Over.........................................................146
Section 12.06       Subrogation.................................................................................146
Section 12.07       Relative Rights.............................................................................147
Section 12.08       Subordination May Not Be Impaired by a Guarantor............................................147
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
Section 12.09       Rights of Trustee and Paying Agent..........................................................147
Section 12.10       Distribution or Notice to Representative....................................................148
Section 12.11       Article XII Not To Prevent Events of Default or Limit Right To Demand Payment...............148
Section 12.12       Trust Moneys Not Subordinated...............................................................148
Section 12.13       Trustee Entitled To Rely....................................................................148
Section 12.14       Trustee to Effectuate Subordination.........................................................149
Section 12.15       Trustee Not Fiduciary for Holders of Senior Indebtedness of Guarantors......................149
Section 12.16       Reliance by Holders of Senior Indebtedness of a Guarantor on Subordination Provisions.......149

                                               ARTICLE XIII

                                        SATISFACTION AND DISCHARGE

Section 13.01       Satisfaction and Discharge..................................................................150
Section 13.02       Application of Trust Money..................................................................150

                                               ARTICLE XIV

                                               MISCELLANEOUS

Section 14.01       Trust Indenture Act Controls................................................................151
Section 14.02       Notices.....................................................................................151
Section 14.03       Communication by Holders of Notes with Other Holders of Notes...............................153
Section 14.04       Certificate and Opinion as to Conditions Precedent..........................................153
Section 14.05       Statements Required in Certificate or Opinion...............................................153
Section 14.06       Rules by Trustee and Agents.................................................................154
Section 14.07       No Personal Liability of Directors, Officers, Employees and Stockholders....................154
Section 14.08       Governing Law ..............................................................................154
Section 14.09       Waiver of Jury Trial........................................................................154
Section 14.10       Force Majeure ..............................................................................154
Section 14.11       No Adverse Interpretation of Other Agreements...............................................154
Section 14.12       Successors..................................................................................154
Section 14.13       Severability................................................................................154
Section 14.14       Counterpart Originals.......................................................................154
Section 14.15       Table of Contents, Headings, etc............................................................154
Section 14.16       Qualification of Indenture..................................................................154
Section 14.17       Currency of Account; Conversion of Currency; Foreign Exchange Restrictions..................155
Section 14.18       Consent to Jurisdiction & Service...........................................................157
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EXHIBITS

Exhibit A   Form of Note
Exhibit B   Form of Certificate of Transfer
Exhibit C   Form of Certificate of Exchange
Exhibit D   Form of Supplemental Indenture to Be Delivered by
            Subsequent Guarantors



                                       vi
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      INDENTURE, dated as of May 29, 2007, between Bauble Acquisition Sub, Inc., a Florida corporation (the "Issuer"), and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee").

      Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10.50% Senior Subordinated Notes due 2017 (the "Notes").

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE
                   ------------------------------------------

      Section 1.01 Definitions.

            "144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of Notes sold in reliance on Rule 144A.

            "Acquired Indebtedness" means, with respect to any specified Person,
      (1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "Acquisition" means the acquisition by Affiliates of the Sponsors of substantially all of the outstanding shares of capital stock of the Issuer, pursuant to the Merger Agreement.

            "Acquisition Documents" means the Merger Agreement and any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time prior to the Issue Date or thereafter.

            "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.


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            "Additional Notes" means additional Notes (other than Exchange
      Notes) issued from time to time under this Indenture in accordance with Sections 2.01 and 4.09 hereof.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

            "Agent" means any Registrar or Paying Agent.

            "Applicable Currency Equivalent" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars, at the spot rate for the purchase of U.S. dollars, with the applicable foreign currency as quoted by Reuters at approximately 10:00 A.M. (New York City time) on the date that is two Business Days prior to such determination.

            "Applicable Premium" means, on any applicable Redemption Date, the greater of:

            (1) 1.0% of the then outstanding principal amount of the Notes; and

            (2) the excess of:

                  (a) the present value at such Redemption Date of (i) the
            redemption price of the Notes at June 1, 2012 (such redemption price being set forth in the table in Section 3.07(a)) plus (ii) all required interest payments due on the Notes through June 1, 2012 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

                  (b) the then outstanding principal amount of the Notes.


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            "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

            "Asset Sale" means:

            (1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) outside the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer (each referred to in this definition as a "disposition"); or

            (2) the issuance or sale of Equity Interests (other than directors' qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary of the Issuer) (whether in a single transaction or a series of related transactions);

      in each case other than:

                  (a) a disposition of Cash Equivalents or Investment Grade
            Securities or obsolete, damaged or worn out property or equipment in the ordinary course of business;

                  (b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described under Section 5.01 hereof or any disposition that constitutes a Change of Control;

                  (c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.07 hereof;

                  (d) any disposition of assets of the Issuer or any Restricted
            Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by the Issuer) of less than $15 million;

                  (e) any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to a Restricted Subsidiary of the Issuer;

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                  (f) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

                  (g) foreclosure on assets of the Issuer or any of its
            Restricted Subsidiaries;

                  (h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

                  (i) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

                  (j) any sale of inventory or other assets in the ordinary
            course of business;

                  (k) any grant in the ordinary course of business of any
            license of patents, trademarks, know-how or any other intellectual property;

                  (l) in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

                  (m) a transfer of accounts receivable and related assets of the type specified in the definition of "Receivables Financing" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

                  (n) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including any Sale/Leaseback Transaction or asset securitization permitted by this Indenture;

                  (o) dispositions in connection with Permitted Liens;

                  (p) any disposition of Capital Stock of a Restricted
            Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the

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            Issuer or a Restricted Subsidiary) from whom such Restricted
            Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition; and

                  (q) any surrender or waiver of contract rights or the
            settlement, release, recovery on or surrender of contract, tort or other claims of any kind.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

            "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and the other Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

            "Board of Directors" means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

            "broker-dealer" has the meaning set forth in the Registration Rights Agreement.

            "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

            "Capital Stock" means:

            (1) in the case of a corporation, corporate stock or shares;

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            (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

            (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

            (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

            "Capitalized Software Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Restricted Subsidiaries.

            "Cash Equivalents" means:

            (1) U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

            (2) securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

            (3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated "A" or the equivalent thereof by Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

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            (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

            (5) commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least "A-1" or the equivalent thereof by Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

            (6) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

            (7) Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of "A" or higher from S&P or "A-2" or higher from Moody's (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; and

            (8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

            "Change of Control" means the occurrence of either of the following:

            (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

            (2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer. For purposes of calculating the total voting power of the Voting Stock held by a group, the voting power beneficially owned by a Permitted Holder shall be excluded to the extent such Permitted Holder retains the sole economic rights with respect to the subject Voting Stock.

            "Clearstream" means Clearstream Banking, Societe Anonyme.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Consolidated Depreciation and Amortization Expense" means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of key money and other intangible assets, deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

            "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:

            (1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding Additional Interest in respect of the Notes, "additional interest" under any registration rights agreement, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees); plus

            (2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

            (3) commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than the Issuer and its Restricted Subsidiaries; minus

            (4) interest income for such period.

            For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

            "Consolidated Leverage Ratio" means, as at any date of determination, the ratio of (1) the Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer's EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

            "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

            (1) any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance or relocation costs or expenses, curtailments or modifications to pension and post-retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to new product lines, plant shutdown costs, acquisition integration costs, expenses, excess pension charges, acquisition integration charges, facilities opening costs and expenses or charges related to any issuance of Equity Interests, any Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change of control payments, including retention payments, made under the Acquisition Documents or otherwise related to the Transactions, in each case, shall be excluded;

            (2) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and its subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any acquisition consummated after the Issue Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

            (3) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

            (4) any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations or store closures and any net after-tax gain or loss on disposal of disposed, abandoned, transferred, closed or discontinued operations or store closures shall be excluded;

            (5) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Issuer) shall be excluded;

            (6)(a) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments and (b) any non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standards under GAAP and related interpretations shall be excluded;

            (7) the equity interest in the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

            (8) solely for the purpose of determining the amount available for Restricted Payments under clause (A) of the definition of Cumulative Credit, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

            (9) an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with Section 4.07(b)(xii) shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

            (10) any non-cash impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles, including key money amortization, arising pursuant to GAAP shall be excluded;

            (11) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

            (12) any (a) one-time non-cash compensation charges, (b) costs and expenses after the Issue Date related to employment of terminated employees (including but not limited to change of control payments, "gross up" payments under Code Sections 280G and 4999 and the acceleration of options) or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;

            (13) expenses associated with additional accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

            (14) solely for purposes of calculating EBITDA, (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly-owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;

            (15) (a) the non-cash portion of "straight-line" rent expense shall be excluded and (b) the cash portion of "straight-line" rent expense which exceeds the amount expensed in respect of such rent expense shall be included, (c) the non-cash amortization of tenant allowances shall be excluded and (d) cash received from landlords for tenant allowances and shall be included;

            (16) to the extent otherwise included in Consolidated Net Income any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Hedging Obligations for currency exchange risk, shall be excluded; and

            (17) solely for the purpose of determining the amount available for Restricted Payments under clause (A) of the definition of Cumulative Credit, the difference, if positive, of the Consolidated Taxes of the Issuer calculated in accordance with GAAP and the actual Consolidated Taxes paid in cash by the Issuer during any Reference Period shall be included.

            Notwithstanding the foregoing, for the purpose of Section 4.07 hereof only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Issuer or a Restricted Subsidiary of the Issuer to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted pursuant to clauses (D) and
      (E) of the definition of Cumulative Credit.

            "Consolidated Non-cash Charges" means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

            "Consolidated Taxes" means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes, levies, imposts, duties (including stamp duties), deductions, withholdings or similar charges (including ad valorem charges) imposed by any governmental authority and any and all interest and penalties related thereto and any Tax Distributions taken into account in calculating Consolidated Net Income.

            "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to (x) the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less (y) the aggregate amount of unrestricted cash and Cash Equivalents included on the consolidated balance sheet of the Issuer and any Restricted Subsidiaries as of such date; provided that Indebtedness of the Issuer and its Restricted Subsidiaries under any revolving credit facility as at any date of determination shall be determined using the Average Monthly Balance of such Indebtedness for the most recently ended four fiscal quarters for which internal financial statements are available as of such date of determination (the "Reference Period"). For purposes of this definition, (a) the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer, (b) "Average Monthly Balance" means, with respect to any Indebtedness incurred by the Issuer or its Restricted Subsidiaries under a revolving credit facility, the quotient of (x) the sum of each Individual Monthly Balance for each fiscal month ended on or prior to such date of determination and included in the Reference Period divided by (y) 12, and
      (c) "Individual Monthly Balance" means, with respect to any Indebtedness incurred by the Issuer or its Restricted Subsidiaries under a revolving credit facility during any fiscal month of the Issuer, the quotient of (x) the sum of the aggregate outstanding principal amount of all such Indebtedness at the end of each day of such fiscal month divided by (y) the number of days in such fiscal month.

            "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

            (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

            (2) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

            (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

            "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 14.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer.

            "Credit Agreement" means (i) the credit agreement entered into in connection with, and on or prior to, the consummation of the Acquisition, among the Issuer, the guarantors named therein, the financial institutions named therein, and Credit Suisse, as Administrative Agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of "Credit Agreement," one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time; provided that for purposes of Section 4.09(b)(i) only, the aggregate principal amount of Indebtedness Incurred under clause (i) and (ii) above (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) at any one time outstanding shall not exceed the Initial Commitment Amount plus an aggregate additional principal amount of secured Indebtedness that does not cause the Secured Indebtedness Leverage Ratio of the Issuer to exceed 4.75 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom).

            "Credit Agreement Documents" means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

            "Cumulative Credit" means the sum of (without duplication):

                  (A) 50% of the Consolidated Net Income of the Issuer for the
            period (taken as one accounting period, the "Reference Period") from May 6, 2007 to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

                  (B) 100% of the aggregate net proceeds, including cash and the
            Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after the Issue Date (other than net proceeds to the extent such net proceeds have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (xiii) of Section 4.09(b) hereof) from the issue or sale of Equity Interests of the Issuer (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions, and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Issuer), plus

                  (C) 100% of the aggregate amount of contributions to the
            capital of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions to the extent such contributions have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (xiii) of Section 4.09(b) hereof), plus

                  (D) 100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided in the case of any parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

                  (E) 100% of the aggregate amount received by the Issuer or any
            Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer or any Restricted Subsidiary from:

                        (1) the sale or other disposition (other than to the
                  Issuer or a Restricted Subsidiary of the Issuer) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (vii) of
                  Section 4.07(b) hereof),

                        (2) the sale (other than to the Issuer or a Restricted
                  Subsidiary of the Issuer) of the Capital Stock of an Unrestricted Subsidiary, or

                        (3) a distribution or dividend from an Unrestricted
                  Subsidiary, plus

                  (F) in the event any Unrestricted Subsidiary of the Issuer has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by the Issuer) of the Investment of the Issuer in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause
            (vii) of Section 4.07(b) hereof to the extent such Investment constituted a Permitted Investment).

            "Custodian" means the Trustee, as custodian with respect to the Notes, each in global form, or any successor entity.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

            "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, any Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

            "Designated Non-cash Consideration" means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as

      Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

            "Designated Preferred Stock" means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate, on the issuance date thereof.

            "Designated Senior Indebtedness" means:

            (1) any Indebtedness outstanding under the Credit Agreement; and

            (2) any other Senior Indebtedness permitted under this Indenture, the principal amount of which is $50.0 million or more and that has been designated by the Issuer as "Designated Senior Indebtedness."

            "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

            (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),

            (2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

            (3) is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

      in each case prior to 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

            "Domestic Subsidiary" means a Restricted Subsidiary that is not a Foreign Subsidiary.

            "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

            (1) Consolidated Taxes; plus

            (2) Fixed Charges; plus

            (3) Consolidated Depreciation and Amortization Expense; plus

            (4) Consolidated Non-cash Charges; plus

            (5) the amount of any restructuring charges or reserves in such period; plus

            (6) the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted under Section 4.11 hereof; plus

            (7) any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Guarantor or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

            (8) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; provided that any proceeds of such reimbursement when received shall be excluded from the calculation of EBITDA to the extent the expense reimbursed was previously excluded pursuant to this clause (8);

      less, without duplication,

            (9) non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Equity Offering" means any public or private sale after the Issue Date of common stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than: (1) public offerings with respect to the Issuer's or such direct or indirect parent's common stock registered on Form S-8; and
      (2) any such public or private sale that constitutes an Excluded Contribution.

            "Euroclear" means Euroclear S.A./N.V., as operator of the Euroclear System.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

            "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

            "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

            "Excluded Contributions" means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Issuer) received by the Issuer after the Issue Date from: (1) contributions to its common equity capital, and (2) the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer, in each case designated as Excluded Contributions pursuant to an Officer's Certificate executed by an Officer of the Issuer on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

            "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

            "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

            For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions) and discontinued operations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed

      Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation or consolidation had occurred at the beginning of the applicable four-quarter period.

            For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer's Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Transactions), and (2) all adjustments of the nature used in connection with the calculation of "Adjusted EBITDA" as set forth in footnote 2 to the "Summary Historical and Unaudited Pro Forma Financial Data" under "Offering Memorandum Summary" in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

            If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

            For purposes of this definition, any amount in a currency than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

            "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (1) Consolidated Interest Expense of such Person for such period and (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

            "Foreign Subsidiary" means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia and any direct or indirect subsidiary of such Restricted Subsidiary.

            "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of this Indenture, the term "consolidated" with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

            "Global Note Legend" means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

            "Global Notes" means, individually and collectively, the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto.

            "Government Securities" means securities that are:

            (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

            (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

            "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

            "Guarantee" means any guarantee of the obligations of the Issuer under this Indenture and the Notes by any Person in accordance with the provisions herein.

            "Guarantor" means any Person that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture such Person ceases to be a Guarantor.

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

            (1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

            (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

            "Holder" means the Person in whose name a Note is registered on the Registrar's books.

            "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

            "Indebtedness" means, with respect to any Person:

            (1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that (i) constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

            (2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

            (3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuer) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

      provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Qualified Receivables Financing or (5) obligations under the Acquisition Documents.

            Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

            "Indenture" means this Indenture, as amended or supplemented from time to time.

            "Independent Financial Advisor" means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

            "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

            "Initial Commitment Amount" means the sum of (i) the aggregate principal amount of term loans outstanding under the Credit Agreement as of the Issue Date, (ii) the aggregate principal amount of the revolving credit facility (whether drawn, in whole or in part, or undrawn) under the Credit Agreement as of the Issue Date, and (iii) the aggregate principal amount of delayed draw term loans or incremental term loan or revolving credit facilities contemplated by the Credit Agreement (as in effect on the Issue Date) up to a maximum of $250 million pursuant to this clause
      (iii).

            "Initial Notes" means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefore.

            "Initial Purchasers" means Bear, Stearns and Co. Inc., Credit Suisse Securities (USA) LLC, Lehman Brothers Inc., ABN AMRO Incorporated, Mizuho Securities USA Inc. and Natexis Bleichroeder Inc.

            "Interest Payment Date" means June 1 and December 1 of each year to Stated Maturity.

            "Interest Period" means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include November 30, 2007.

            "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

            "Investment Grade Securities" means:

            (1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

            (2) securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody's or BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries;

            (3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) above which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

            (4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

            "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.07 hereof:

            (1) "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

                  (a) the Issuer's "Investment" in such Subsidiary at the time of such redesignation, less

                  (b) the portion (proportionate to the Issuer's Equity Interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time of such redesignation; and

            (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuer) at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

            "Issue Date" means the date on which the Notes are originally issued.

            "Issuer" means Bauble Acquisition Sub, Inc., a Florida corporation (and not any of its Subsidiaries), and its successors.

            "Issuer Order" means a written request or order signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, and delivered to the Trustee.

            "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

            "Management Group" means the group consisting of the directors, executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Issuer or any direct or indirect parent of the Issuer, as applicable, was approved by a vote of a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable.

            "Merger Agreement" means the Agreement and Plan of Merger, dated as of March 20, 2007, among Claire's Stores, Inc., Bauble Holdings Corp. and Bauble

      Acquisition Sub, Inc., as amended, supplemented or modified from time to time prior to the Issue Date or thereafter.

            "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

            "Net Income" means, with respect to any Person, the net income
      (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

            "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.10(b) hereof) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

            "Non-U.S. Person" means a Person who is not a U.S. Person.

            "Notes" has the meaning assigned to such term in the recitals hereto.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Notes.

            "Offering Memorandum" means the confidential Offering Memorandum, dated May 22, 2007, relating to the sale of the Initial Notes.

            "Officer" means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

            "Officer's Certificate" means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, which meets the requirements set forth in this Indenture.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

            "Pari Passu Indebtedness" means:

            (1) with respect to the Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and

            (2) with respect to any Guarantor, its Guarantee and any Indebtedness which ranks pari passu in right of payment to such Guarantor's Guarantee.

            "Participant" means, with respect to the Depositary a Person who has an account with the Depositary (and, with respect to DTC, shall include Euroclear and Clearstream).

            "Permitted Amount" means (a) an aggregate additional principal amount that does not cause the Secured Indebtedness Leverage Ratio of the Issuer to exceed 5.0 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), or (b) an aggregate principal amount, which when aggregated with the principal amount of all other Indebtedness (including Capitalized Lease Obligations), together with any refinancings or replacements thereof, then outstanding and Incurred under this clause (b), does not exceed the greater of $75 million and 2.25% of Total Assets at the time of Incurrence.

            "Permitted Holders" means, at any time, each of (i) the Sponsors and
      (ii) the Management Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

            "Permitted Investments" means:

            (1) any Investment in the Issuer or any Restricted Subsidiary;

            (2) any Investment in Cash Equivalents or Investment Grade
      Securities;

            (3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

            (4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.10 hereof or any other disposition of assets not constituting an Asset Sale;

            (5) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issuer Date or (y) as otherwise permitted under this Indenture;

            (6) advances to employees, taken together with all other advances made pursuant to this clause (6), not to exceed the greater of (x) $5 million and (y) 0.25% of Total Assets at any one time outstanding;

            (7) any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

            (8) Hedging Obligations permitted under Section 4.09(b)(x) hereof;

            (9) any Investment by the Issuer or any of its Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) $50 million and (y) 1.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause
      (9) for so long as such Person continues to be a Restricted Subsidiary;

            (10) additional Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $100 million and (y) 3.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause
      (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary;

            (11) loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person's purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

            (12) Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (C) of the definition of Cumulative Credit;

            (13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 4.11(b) hereof (except transactions described in clauses (ii), (vi), (vii) and (xi)(b) thereof);

            (14) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

            (15) guarantees issued in accordance with Section 4.09 and Section 4.14;

            (16) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

            (17) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

            (18) additional Investments in joint ventures not to exceed at any one time in the aggregate outstanding under this clause (18), the greater of (x) $65 million and (y) 2.0% of Total Assets; provided, however, that if any Investment pursuant to this clause (18) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for so long as such Person continues to be a Restricted Subsidiary; and

            (19) Investments of a Restricted Subsidiary of the Issuer acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or a Restricted Subsidiary of the Issuer in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation.

            "Permitted Junior Securities" means:

            (1) Equity Interests in the Issuer, any Guarantor or any direct or indirect parent of the Issuer; or

            (2) unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes and the Guarantees are subordinated to Senior Indebtedness under this Indenture;

      provided that the term "Permitted Junior Securities" shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Credit Agreement is treated as part of the same class as the Notes for purposes of such plan of reorganization; provided, further, that to the extent that any Senior Indebtedness of the Issuer or the Guarantors outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization.

            "Permitted Liens" means, with respect to any Person:

            (1) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

            (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

            (3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

            (4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

            (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

            (6) (A) Liens securing Indebtedness permitted to be Incurred pursuant to clause (iv) of Section 4.09(b) hereof;

            (7) Liens existing on the Issue Date;

            (8) Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

            (9) Liens on assets or property at the time the Issuer or a Restricted Subsidiary of the Issuer acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary of the Issuer; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

            (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary of the Issuer permitted to be Incurred in accordance with Section 4.09;

            (11) Liens securing Hedging Obligations not incurred in violation of this Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

            (12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

            (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

            (15) Liens in favor of the Issuer or any Guarantor;

            (16) Liens on accounts receivable and related assets of the type specified in the definition of "Receivables Financing" Incurred in connection with a Qualified Receivables Financing;

            (17) deposits made in the ordinary course of business to secure liability to insurance carriers;

            (18) Liens on the Equity Interests of Unrestricted Subsidiaries;

            (19) grants of software and other technology licenses in the ordinary course of business;

            (20) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8),
      (9), (10), (11) and (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7),
      (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

            (21) Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer's or such Restricted Subsidiary's client at which such equipment is located;

            (22) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

            (23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

            (24) Liens incurred to secure cash management services in the ordinary course of business;

            (25) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $30 million at any one time outstanding; and

            (26) liens arising by virtue of any statutory or common law provisions relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

            "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

            "QIB" means a "qualified institutional buyer" as defined in Rule
      144A.

            "Qualified Receivables Financing" means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

            (1) the Board of Directors of the Issuer shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary;

            (2) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer); and

            (3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

            The grant of a security interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Bank Indebtedness shall not be deemed a Qualified Receivables Financing.

            "Rating Agency" means (1) each of Moody's and S&P and (2) if Moody's or S&P ceases to rate the Notes for reasons outside of the Issuer's control, a "nationally recognized statistical rating organization" within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody's or S&P, as the case may be.

            "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

            "Receivables Financing" means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.

            "Receivables Repurchase Obligation" means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

            "Receivables Subsidiary" means a Wholly-owned Restricted Subsidiary of the Issuer (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary and:

                  (a) no portion of the Indebtedness or any other obligations
            (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),
            (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

                  (b) with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

                  (c) to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

            Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

            "Record Date" for the interest payable on any applicable Interest Payment Date means the May 15 and November 15 (whether or not a Business
      Day) immediately preceding such Interest Payment Date.

            "Registration Rights Agreement" means the Registration Rights Agreement with respect to the Notes dated as of the Issue Date, among Claire's Stores, Inc., the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

            "Regulation S" means Regulation S promulgated under the Securities Act.

            "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

            "Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note of the applicable series upon expiration of the Restricted Period.

            "Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes of the applicable series initially sold in reliance on Rule 903.

            "Regulation S Temporary Global Note Legend" means the legend set forth in Section 2.06(g)(iii) hereof.

            "Representative" means the trustee, agent or representative (if any) for an issue of Indebtedness; provided that if, and for so long as, such Indebtedness lacks such a Representative, then the Representative for such Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Indebtedness.

            "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

            "Restricted Definitive Note" means a Definitive Note bearing, or that is required to bear, the Private Placement Legend.

            "Restricted Global Note" means a Global Note bearing, or that is required to bear, the Private Placement Legend.

            "Restricted Cash" means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Issuer, except for such restrictions that are contained in agreements governing Indebtedness permitted under this Indenture and that is secured by such cash or Cash Equivalents.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

            "Restricted Subsidiary" means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

            "Rule 144" means Rule 144 promulgated under the Securities Act.

            "Rule 144A" means Rule 144A promulgated under the Securities Act.

            "Rule 903" means Rule 903 promulgated under the Securities Act.

            "Rule 904" means Rule 904 promulgated under the Securities Act.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary of the Issuer or between Restricted Subsidiaries of the Issuer.

            "S&P" means Standard & Poor's Ratings Group or any successor to the rating agency business thereof.

            "SEC" means the Securities and Exchange Commission.

            "Secured Indebtedness" means any Indebtedness secured by a Lien.

            "Secured Indebtedness Leverage Ratio" means, with respect to any Person, at any date the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the amount of cash and cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the "Secured Leverage Calculation Date"), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officer's Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

            For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date (each, for purposes of this calculation, a pro forma event) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions) and discontinued operations (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation or consolidation had occurred at the beginning of the applicable four-quarter period.

            For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer's Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Transactions) and (2) all adjustments of the nature used in connection with the calculation of "Adjusted EBITDA" as set forth in footnote 2 to the "Summary Historical and Unaudited Pro Forma Financial Data" under "Offering Memorandum Summary" in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

            For purposes of this definition, any amount in a currency than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Senior Indebtedness" means, with respect to any Person:

            (1) all Indebtedness of such Person outstanding under the Credit Agreement, the Senior Notes, the Senior Toggle Notes and all Hedging Obligations with respect thereto, whether outstanding on the Issue Date or Incurred thereafter;

            (2) any other Indebtedness or Receivables Repurchase Obligation of such Person permitted to be Incurred under this Indenture, unless the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such obligations are subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor, as applicable; and

            (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law);

            provided that Senior Indebtedness shall not include:

            (a) any liability for federal, state, local or other taxes owed or owing by the Issuer or any Guarantor;

            (b) any Obligation of the Issuer to any Subsidiary of the Issuer (other than any Receivables Repurchase Obligation) or of any Subsidiary of the Issuer to the Issuer or any other Subsidiary of the Issuer;

            (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

            (d) the portion of any Indebtedness that is Incurred in violation of this Indenture; provided that for purposes of this clause (d), a good faith determination by the Chief Financial Officer of the Issuer evidenced by an Officer's Certificate to the effect that any Indebtedness being incurred under the Credit Agreement is permitted by this Indenture will be conclusive as to whether any Indebtedness is Incurred in violation of this Indenture;

            (e) any Indebtedness of the Issuer or any Guarantor that, when Incurred, was without recourse to the Issuer or such Guarantor;

            (f) any repurchase, redemption or other obligation in respect of Disqualified Stock or Preferred Stock;

            (g) any Indebtedness owed to any employee of the Issuer or any of its Subsidiaries; or

            (h) any Indebtedness or obligation of the Issuer or any Restricted Subsidiary that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Issuer or such Restricted Subsidiary, as applicable, including any Pari Passu Indebtedness and any Subordinated Indebtedness.

            "Senior Notes" means the 9.25% Senior Notes due 2015 of the Issuer to be issued on the Issue Date.

            "Senior Notes Indenture" means the Indenture governing the Senior Notes to be dated the Issue Date between the Issuer and the Trustee, as may be amended or supplemented from time to time.

            "Senior Toggle Notes" means the 9.625%/10.375% Senior Toggle Notes due 2015 of the Issuer to be issued on the Issue Date.

            "Senior Toggle Notes Indenture" means the Indenture governing the Senior Toggle Notes to be dated the Issue Date between the Issuer and the Trustee, as amended or supplemented from time to time.

            "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

            "Similar Business" means a business, the majority of whose revenues are derived from the activities of the Issuer and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

            "Sponsors" means (i) one or more funds controlled by Apollo Management, L.P., any of their respective Affiliates and other affiliated co-investment partnerships (collectively, the "Apollo Sponsors") and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Apollo Sponsors; provided that any Apollo Sponsor (x) owns a majority of the voting power and (y) controls a majority of the Board of Directors of the Issuer.

            "Standard Securitization Undertakings" means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

            "Subordinated Indebtedness" means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee.

            "Subsidiary" means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

            "Synthetic Lease Obligations" means obligations of a Loan Party, as defined in the Credit Agreement, as lessee/borrower under any transaction which is classified as an operating lease under GAAP but as a financing for tax purposes either currently or when such leases were originally written.

            "Tax Distributions" means any distributions described in clause
      (xii) of Section 4.07(b).

            "Total Assets" means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer, without giving effect to any amortization of the amount of intangible assets since the Issue Date.

            "Transactions" has the meaning set forth under "Offering Memorandum Summary - The Transactions" in the Offering Memorandum.

            "Treasury Rate" means, as of the applicable Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to June 1, 2012; provided, however, that if the period from such Redemption Date to June 1, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

            "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C. ss.ss. 77aaa-777bbbb).

            "Trustee" means The Bank of New York, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

            "Unapplied Proceeds" means net cash proceeds received by the Issuer and its Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer (which proceeds are contributed to the Issuer or its Restricted Subsidiary) or cash contributed to the capital of the Issuer (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Issuer or any of its Subsidiaries) as determined in accordance with clauses (B) and (C) of the definition of Cumulative Credit to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.07(b) hereof or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof).

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

            "Unrestricted Global Note" means a permanent Global Note, substantially in the form of Exhibit A that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

            "Unrestricted Subsidiary" means:

            (1) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

            (2) any Subsidiary of an Unrestricted Subsidiary.

            The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries; provided, further, however, that either:

                  (a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

                  (b) if such Subsidiary has consolidated assets greater than
            $1,000, then such designation would be permitted under the covenant described under Section 4.07.

            The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

            (x) (1) the Issuer could Incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) or (2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

            (y) no Event of Default shall have occurred and be continuing.

            Any such designation by Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof of the Issuer giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters at approximately 10:00 A.M. (New

      York City time) on such date of determination (or if no such quote is available on such date, on the immediately preceding Business Day for which such a quote is available).

            "U.S. Government Obligations" means securities that are:

            (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

            (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

            "U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

            "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing; (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

            "Wholly-owned Restricted Subsidiary" is any Wholly-owned Subsidiary that is a Restricted Subsidiary.

            "Wholly-owned Subsidiary" of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares required to be held by Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly-owned Subsidiaries of such Person.

      Section 1.02 Other Definitions.

                                                                 Defined in
         Term                                                      Section
         ----                                                    -----------
         "Additional Amounts".............................           4.05
         "Affiliate Transaction"..........................           4.11
         "Asset Sale Offer"...............................           4.10
         "Authentication Order"...........................           2.02
         "Base Currency"..................................           4.13
         "Change of Control Offer"........................           4.13
         "Change of Control Payment"......................
         "Change of Control Payment Date".................           4.13
         "Covenant Defeasance"............................       Section 8.03
         "Covenant Suspension Event"......................           4.14
         "DTC"............................................           2.03
         "Event of Default"...............................           6.01
         "Excess Proceeds"................................           4.10
         "Foreign Payor"..................................           4.05
         "Judgment Currency"..............................           4.13
         "Legal Defeasance"...............................       Section 8.02
         "Note Register"..................................           2.03
         "Offer Amount"...................................           3.09
         "Offer Period"...................................           3.09
         "Paying Agent"...................................           2.03
         "Purchase Date"..................................           3.09
         "Redemption Date"................................           3.07
         "Refinancing Indebtedness".......................           4.09
         "Refunding Capital Stock"........................           4.07
         "Registrar"......................................           2.03
         "Relevant Taxing Jurisdiction"...................           4.05
         "Restricted Payments"............................           4.07
         "Retired Capital Stock"..........................           4.07
         "Reversion Date".................................           4.14
         "Second Commitment"..............................           4.10
         "Successor Company"..............................           5.01
         "Successor Guarantor"............................           5.01
         "Suspended Covenants"............................           4.14
         "Taxes"..........................................           4.05


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

      Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

      The following Trust Indenture Act terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes and the Guarantees;

            "indenture security Holder" means a Holder of a Note;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
      and

            "obligor" on the Notes and the Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

      All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

      Section 1.04 Rules of Construction. Unless the context otherwise requires:

            (a) a term has the meaning assigned to it;

            (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (c) "or" is not exclusive;

            (d) "including" means including without limitation;

            (e) words in the singular include the plural, and in the plural include the singular;

            (f) "will" shall be interpreted to express a command;

            (g) provisions apply to successive events and transactions;

            (h) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

            (i) unless the context otherwise requires, any reference to an "Article," "Section" or "clause" refers to an Article, Section or clause, as the case may be, of this Indenture;

            (j) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; and

            (k) all references to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest payable pursuant to the Registration Rights Agreement.

      Section 1.05 Acts of Holders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

            (c) The ownership of Notes shall be proved by the Note Register.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

            (e) The Issuer may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders.

            (f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

            (g) Without limiting the generality of the foregoing, a Holder, including DTC, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC may provide its proxy to the beneficial owners of interests in any such Global Note through such depositary's standing instructions and customary practices.

            (h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

                                    ARTICLE II

                                    THE NOTES
                                    ---------

      Section 2.01 Form and Dating; Terms.

            (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

            (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the

      "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the "Schedule of Exchanges of Interests in the Global Note" attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with Section 2.06 hereof.

            (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of an Officer's Certificate from the Issuer:

      Following the termination of the Restricted Period, beneficial interests in each Regulation S Temporary Global Note shall be exchanged for beneficial interests in a Regulation S Permanent Global Note of the same series pursuant to the Applicable Procedures. Simultaneously with the authentication of the corresponding Regulation S Permanent Global Note, the Trustee shall cancel the corresponding Regulation S Temporary Global Note. The aggregate principal amount of a Regulation S Temporary Global Note and a Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

            (d) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

            The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            The Notes shall be subject to repurchase by the Issuer pursuant to an Asset Sale Offer as provided in Section 4.10 hereof or a Change of Control Offer as provided in

      Section 4.13 hereof. The Notes shall not be redeemable, other than as provided in Article 3 hereof.

            Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes; provided that the Issuer's ability to issue Additional Notes shall be subject to the Issuer's compliance with Section 4.09 hereof. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

      Section 2.02 Execution and Authentication. At least one Officer of the Issuer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.

            If an Officer of the Issuer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

            A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

            On the Issue Date, the Trustee shall, upon receipt of an Issuer Order (an "Authentication Order"), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon an Authentication Order authenticate and deliver any Additional Notes or Exchange Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes or Exchange Notes issued hereunder.

            The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

      Section 2.03 Registrar and Paying Agent. The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency in the Borough of Manhattan, the City of New York, the State of New York where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes ("Note Register") and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar, and the term "Paying Agent" includes any additional paying agents. The Issuer initially appoints the Trustee as Paying Agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall, to the extent that it is capable, act as such. The Issuer or any of its domestic Subsidiaries may act as Paying Agent or Registrar.

            The Issuer initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes representing the Notes.

            The Issuer initially appoints the Trustee to act as the Registrar for the Notes.

      Section 2.04 Paying Agent to Hold Money in Trust. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or Interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

      Section 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act
Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).

      Section 2.06 Transfer and Exchange.

            (a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor thereto. A beneficial interest in a Global Note may not be exchanged for a Definitive Note of the same series unless (A) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor

      Depositary is not appointed by the Issuer within 120 days or (B) there shall have occurred and be continuing a Default with respect to the Notes. Upon the occurrence of any of the preceding events in (A) above, Definitive Notes delivered in exchange for any Global Note of the same series or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note of the same series or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (A) or (B) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

            (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note.
            Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided that, prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person other than pursuant to Rule 144A. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests
            in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the

            Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in a Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and
            (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                  (iii) Transfer of Beneficial Interests to Another Restricted
            Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

                        (A) if the transferee will take delivery in the form of
                  a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

                        (B) if the transferee will take delivery in the form of
                  a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                  (iv) Transfer and Exchange of Beneficial Interests in a
            Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and:

                        (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                        (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                        (C) such transfer is effected by a broker-dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D) the Registrar receives the following:

                              (1) if the holder of such beneficial interest in a
                        Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                              (2) if the holder of such beneficial interest in a
                        Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

            Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.


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

            (c) Transfer or Exchange of Beneficial Interests for Definitive
      Notes.

                  (i) Beneficial Interests in Restricted Global Notes to
            Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in subsection (A) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:

                        (A) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                        (B) if such beneficial interest is being transferred to
                  a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (C) if such beneficial interest is being transferred to
                  a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item
                  (2) thereof;

                        (D) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

                        (E) if such beneficial interest is being transferred to
                  the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                        (F) if such beneficial interest is being transferred
                  pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive
            Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such


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

            Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Beneficial Interests in Regulation S Temporary Global
            Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and
            (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (iii) Beneficial Interests in Restricted Global Notes to
            Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (A) of Section 2.06(a) hereof and if:

                        (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                        (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                        (C) such transfer is effected by a broker-dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D) the Registrar receives the following:

                              (1) if the holder of such beneficial interest in a
                        Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                              (2) if the holder of such beneficial interest in a
                        Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted


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


                        Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iv) Beneficial Interests in Unrestricted Global Notes to
            Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (A) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive
            Note issued in exchange for a beneficial interest pursuant to this
            Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

            (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (i) Restricted Definitive Notes to Beneficial Interests in
            Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                        (A) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                        (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (C) if such Restricted Definitive Note is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

                        (D) if such Restricted Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

                        (E) if such Restricted Definitive Note is being
                  transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                        (F) if such Restricted Definitive Note is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item
                  (3)(c) thereof,

      the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
      (A) above, the applicable Restricted Global Note, in the case of clause
      (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

                  (ii) Restricted Definitive Notes to Beneficial Interests in
            Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                        (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                        (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;


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

                        (C) such transfer is effected by a broker-dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D) the Registrar receives the following:

                              (1) if the Holder of such Definitive Notes
                        proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                              (2) if the Holder of such Definitive Notes
                        proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) Unrestricted Definitive Notes to Beneficial Interests in
            Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

            If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.


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

            (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

                  (i) Restricted Definitive Notes to Restricted Definitive
            Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                        (A) if the transfer will be made pursuant to a QIB in
                  accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (B) if the transfer will be made pursuant to Rule 903 or
                  Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
                  (2) thereof; or

                        (C) if the transfer will be made pursuant to any other
                  exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

                  (ii) Restricted Definitive Notes to Unrestricted Definitive
            Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                        (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                        (B) any such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                        (C) any such transfer is effected by a broker-dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or



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
                        (D) the Registrar receives the following:

                              (1) if the Holder of such Restricted Definitive
                        Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                              (2) if the Holder of such Restricted Definitive
                        Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Notes to Unrestricted Definitive
            Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

            (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section
      2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes of the same series tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers,
      (y) they are not participating in a distribution of the Exchange Notes and
      (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes of the same series tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the applicable principal amount. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

            (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this
      Indenture:

                  (i) Private Placement Legend.

                        (A) Except as permitted by subparagraph (B) below, each
                  Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501
                  (a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE



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                  ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
                  AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                        (B) Notwithstanding the foregoing, any Global Note or
                  Definitive Note issued pursuant to subparagraph (b)(iv),
                  (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f)
                  of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form (with appropriate changes in the last sentence if DTC is not the Depositary):

            "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
            (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE



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

            OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (iii) Regulation S Temporary Global Note Legend. The
            Regulation S Temporary Global Note shall bear a legend in substantially the following form:

            "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT."

            (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

            (i) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the
            Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a
            beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection


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

            therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

                  (iii) Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date with respect to such Note and the next succeeding Interest Payment Date with respect to such Note.

                  (vi) Prior to due presentment for the registration of a
            transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

                  (vii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section
            4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

                  (viii) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.


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

                  (ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section
            2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                  (x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any registered Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      Section 2.07 Replacement Notes. If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.

            Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

      Section 2.08 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.08 as not outstanding. Except as set forth in
Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer, a Guarantor or an Affiliate of the Issuer or a Guarantor holds the Note.

            If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

            If the principal amount of any Note is considered paid under Section
      4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.


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

            If the Paying Agent (other than the Issuer, a Guarantor or an Affiliate of the Issuer or a Guarantor) holds, on a Redemption Date or maturity date, money sufficient to pay Notes (or portions thereof) payable on that date and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.

      Section 2.09 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, a Guarantor or by any Affiliate of the Issuer or a Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer, a Guarantor or any obligor upon the Notes or any Affiliate of the Issuer, a Guarantor or of such other obligor.

      Section 2.10 Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

            Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

      Section 2.11 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

      Section 2.12 Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall notify the



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Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this
Section 2.12. The Trustee shall fix or cause to be fixed any such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of any such special record date. At least 15 days before any such special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder, with a copy to the Trustee, a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

            Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

      Section 2.13 CUSIP/ISIN Numbers. The Issuer in issuing the Notes may use CUSIP and ISIN numbers (in each case, if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

      Section 2.14 Calculation of Principal Amount of Securities. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.08 and Section
2.09 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officer's Certificate.



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                                  ARTICLE III

                                   REDEMPTION
                                   ----------

      Section 3.01 Notices to Trustee. If the Issuer elects to redeem the Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least 15 days (unless a shorter period is agreed upon by the Trustee) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof but not more than 60 days before a Redemption Date, an Officer's Certificate of the Issuer setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

      Section 3.02 Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

            The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; no Notes of less than $2,000 can be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

      Section 3.03 Notice of Redemption. Subject to Section 3.09 hereof, the Issuer shall mail or cause to be mailed by first-class mail notices of redemption at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address or otherwise in accordance with Applicable Procedures.

            The notice shall identify the Notes to be redeemed and shall state:

            (a) the Redemption Date;

            (b) the redemption price;

            (c) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date



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

      upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

            (d) the name and address of the Paying Agent;

            (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (f) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

            (g) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

            (h) the CUSIP and ISIN number, if any, printed on the Notes being redeemed and that no representation is made as to the correctness or accuracy of any such CUSIP and ISIN number that is listed in such notice or printed on the Notes; and

            (i) if in connection with a redemption pursuant to Section 3.07(c) hereof, any condition to such redemption.

            At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at its expense; provided that the Issuer shall have delivered to the Trustee, at least 15 days (unless a shorter period is agreed upon by the Trustee) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer's Certificate of the Issuer requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

      Section 3.04 Effect of Notice of Redemption. Subject to Section 3.07(c) hereof, once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption.


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

      Section 3.05 Deposit of Redemption Price.

            (a) Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued and unpaid interest and Additional Interest, if any, to the Redemption Date on, all Notes to be redeemed. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest and Additional Interest, if any, to the Redemption Date on, all Notes to be redeemed.

            (b) If the Issuer complies with the provisions of the preceding paragraph (a), on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a
      Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the Redemption Date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest and Additional Interest, if any, accrued to the Redemption Date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

      Section 3.06 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered representing the same indebtedness to the extent not redeemed; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

      Section 3.07 Optional Redemption.

            (a) On or after June 1, 2012, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the "Redemption Date") (subject to the right of Holders of record on the Record Date to receive interest due on the Interest Payment Date), if redeemed during the 12-month period commencing on June 1 of the years set forth below:

         Period                                         Redemption Price
         2012........................................        105.25%
         2013........................................        103.50%
         2014                                                101.75%
         2015 and thereafter.........................       100.000%



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

            (b) Prior to June 1, 2012, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the Redemption Date (subject to the right of Holders of record on the Record Date to receive interest due on the Interest Payment Date).

            (c) At any time and from time to time on or prior to June 1, 2010, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, at a redemption price (expressed as a percentage of principal amount thereof) of 110.50%, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date; provided, however, that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated.

            Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

      Section 3.08 Mandatory Redemption. The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

      Section 3.09 Offers to Repurchase by Application of Excess Proceeds.

            (a) In the event that, pursuant to Section 4.10 hereof, the Issuer shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

            (b) The Asset Sale Offer shall remain open for a period of twenty Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuer shall apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and, if required, Pari Passu Indebtedness (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and Pari Passu Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.



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

            (c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

            (d) Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first-class mail, postage prepaid, at least 30 but not more than 60 days before the Purchase Date, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and holders of Pari Passu Indebtedness. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (i) that the Asset Sale Offer is being made pursuant to this
            Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

                  (ii) the Offer Amount, the purchase price and the Purchase
            Date;

                  (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

                  (iv) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                  (v) that any Holder electing to have less than all of the
            aggregate principal amount of its Notes purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or whole multiples of $1,000 in excess thereof;

                  (vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least two Business Days before the Purchase Date;

                  (vii) that Holders shall be entitled to withdraw their
            election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;



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

                  (viii) that, if the aggregate principal amount of Notes and
            Pari Passu Indebtedness surrendered by the holders thereof exceeds the Offer Amount, the Trustee shall select the Notes and the Company or its applicable agent shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000 or whole multiples of $1,000 in excess thereof are purchased); and

                  (ix) that Holders whose Notes were purchased only in part
            shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

            (e) On or before the Purchase Date, the Issuer shall, to the extent lawful, (1) accept for payment, on a pro rata basis as described in clause
      (d)(viii) of this Section 3.09, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

            (f) The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer's Certificate of the Issuer is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

            (g) Prior to 11:00 a.m. (New York City time) on the purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the purchase price of and accrued and unpaid interest on all Notes to be purchased on that purchase date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the purchase price of, and accrued and unpaid interest on, all Notes to be redeemed.

            Other than as specifically provided in this Section 3.09 or Section
      4.10 hereof, any purchase pursuant to this Section 3.09 shall be made pursuant to the



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      applicable provisions of Sections 3.01 through 3.06 hereof, and references therein to "redeem," "redemption" and similar words shall be deemed to refer to "purchase," "repurchase" and similar words, as applicable.

                                   ARTICLE IV

                                    COVENANTS
                                    ---------

      Section 4.01 Payment of Notes. The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer, a Guarantor or an Affiliate of the Issuer or a Guarantor, holds as of 11:00 a.m. New York City time, on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

            The Issuer shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

            The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

      Section 4.02 Maintenance of Office or Agency. The Issuer shall maintain the offices or agencies (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) required under Section 2.03 where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain such offices or agencies as required by Section 2.03 for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.



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            The Issuer hereby designates the Corporate Trust Office of the
      Trustee as one such office or agency of the Issuer in accordance with
      Section 2.03 hereof.

      Section 4.03 Reports and Other Information.

            (a) Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, after the consummation of the Exchange Offer, the Issuer shall file with the SEC (and provide the Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after the Issuer files such reports with the SEC),

                  (1) within the time period specified in the SEC's rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

                  (2) within the time period specified in the SEC's rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

                  (3) promptly from time to time after the occurrence of an
            event required to be therein reported (and in any event within the time period specified in the SEC's rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and

                  (4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

      provided, however, that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer shall make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Issuer would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates). The availability of the foregoing



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      materials on the SEC's Electronic Data Gathering and Retrieval service or on the Issuer's website shall be deemed to satisfy the Issuer's delivery obligation.

            (b) Notwithstanding the foregoing, the Issuer shall not be required to furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K prior to the effectiveness of the exchange offer registration statement or shelf registration statement.

            (c) In the event that:

                  (i) the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity's level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Issuer, or

                  (ii) any direct or indirect parent of the Issuer is or becomes a Guarantor of the Notes,

      consolidating reporting at the parent entity's level in a manner consistent with that described in this Section 4.03 for the Issuer shall satisfy this Section 4.03, and the Issuer shall satisfy its obligations under this Section 4.03 with respect to financial information relating to the Issuer by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer, the Guarantors and the other Subsidiaries of the Issuer on a standalone basis, on the other hand.

            (d) The Issuer will make the reports and other information required by this Section 4.03 available to prospective investors upon request. In addition, the Issuer shall, for so long as any Notes are outstanding during any period when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, the Issuer shall furnish to Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            (e) Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the Holders if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. In addition, such requirements shall be deemed satisfied prior to the commencement of the exchange offer contemplated by the Registration Rights Agreement relating to the Notes or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement and/or shelf registration statement in accordance with the provisions of such Registration Rights Agreement, and any amendments thereto, and such registration statement and/or



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      amendments thereto are filed at times that otherwise satisfy the time requirements set forth in Section 4.03(a).

      Section 4.04 Compliance Certificate.

            (a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer and its Restricted Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer and its Restricted Subsidiaries have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

            (b) When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Issuer shall promptly (which shall be no more than 30 days after becoming aware of such Default) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officer's Certificate specifying such event and what action the Issuer proposes to take with respect thereto.

      Section 4.05 Taxes.

            (a) The Issuer shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

            (b) All payments that any Guarantor that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (each a "Foreign Payor") makes under or with respect to the Notes or any Guarantee, will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charges (including penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of any jurisdiction in which any Foreign Payor is incorporated, organized or otherwise resident for tax purposes or from or through which any of the foregoing makes any payment on the Notes or by any taxing authority therein or political subdivision thereof (each, as applicable, a "Relevant Taxing Jurisdiction"), unless the applicable Foreign


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

      Payor is required to withhold or deduct Taxes by law or by the interpretation or administration of law. If a Foreign Payor is required to withhold or deduct any amount for, or on account of, Taxes of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or any Guarantee, such Foreign Payor will pay such additional amounts ("Additional Amounts") as may be necessary to ensure that the net amount received by each Holder of the Notes after such withholding or deduction will be not less than the amount such Holder would have received if such Taxes had not been required to be withheld or deducted.

            (c) Notwithstanding the foregoing, no Foreign Payor will be required to pay Additional Amounts to a Holder of Notes in respect of or on account of:

                  (i) any Taxes that are imposed or levied by a Relevant Taxing
            Jurisdiction by reason of such Holder's present or former connection with such Relevant Taxing Jurisdiction, including such Holder being or having been a citizen, national, or resident, being or having been engaged in a trade or business, being, or having been, physically present in or having or having had a permanent establishment in a Relevant Taxing Jurisdiction (but not including, in each case, any connection arising from the mere receipt or holding of Notes or the receipt of payments thereunder or under a Guarantee or the exercise or enforcement of rights under any Notes or the Indenture or a Guarantee);

                  (ii) any Taxes that are imposed or levied by reason of the failure of such Holder, following the written request of any Foreign Payor (as the case may be) addressed to such Holder (and made at a time that would enable such Holder acting reasonably to comply with that request) made in accordance with the notice procedures set forth in the Indenture, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of withholding or deduction of, Taxes imposed by the Relevant Taxing Jurisdiction (including a certification that such Holder is not resident in the Relevant Taxing Jurisdiction);

                  (iii) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

                  (iv) any Tax that is payable otherwise than by withholding or deduction from payments made under or with respect to the Notes;

                  (v) any Tax that is imposed or levied by reason of the
            presentation (where presentation is required in order to receive payment) of the Notes for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficial owner or holder thereof would have been entitled to Additional Amounts had the Notes been presented for payment on any date during such 30 day period;



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

                  (vi) any Tax except to the extent it exceeds any Tax that
            would have been required to be withheld from payments to the Holder if such payments were made by the Issuer; or

                  (vii) any combination of items (i) through (vi) above.

            (d) Additional Amounts will not be paid with respect to the Notes to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of the payment under or with respect to the Notes, to the extent that payment would be required by the laws of a Relevant Taxing Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had it been the Holder of the Notes.

            (e) The relevant Foreign Payor shall (i) make such withholding or deduction as is required by applicable law and (ii) remit the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law.

            At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable, if the relevant Foreign Payor will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it will be promptly thereafter), the relevant Foreign Payor will deliver to the Trustee an Officer's Certificate of such Foreign Payor stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to the applicable Holders on the payment date.

            The relevant Foreign Payor shall promptly publish a notice in accordance with the notice provisions set forth in this Indenture stating that such Additional Amounts will be payable and describing the obligation to pay such amounts.

            (f) Upon written request, the relevant Foreign Payor shall furnish to the Trustee or to a Holder of the Notes copies of tax receipts evidencing the payment of any Taxes by such Foreign Payor in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to such Foreign Payor. If, notwithstanding the efforts of such Foreign Payor to obtain such receipts, the same are not obtainable, such Foreign Payor shall provide the Trustee or the applicable Holder with other evidence reasonably satisfactory to the Trustee or such Holder.

            (g) The Issuer and any Guarantor, as the case may be, will pay any present or future stamp, issue, registration, court, documentation, excise or property taxes or other similar taxes, charges and duties, including interest and penalties with respect thereto, imposed by or in any Relevant Taxing Jurisdiction in respect of the execution,


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      issue, enforcement or delivery of the Notes or any other document or instrument referred to thereunder (other than on or in connection with a transfer of the Notes other than the initial resale by the Initial Purchasers).

            (h) Whenever this Indenture or the Notes refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note or with respect to any Guarantee, such reference includes the payment of Additional Amounts, if applicable.

      Section 4.06 Stay, Extension and Usury Laws. The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

      Section 4.07 Limitation on Restricted Payments.

            (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (i) declare or pay any dividend or make any distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer, other than:

                        (A) dividends or distributions by the Issuer payable
                  solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

                        (B) dividends or distributions by a Restricted
                  Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

                  (ii) purchase or otherwise acquire or retire for value any
            Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

                  (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any of its Restricted Subsidiaries, other than the payment, redemption, repurchase, defeasance, acquisition or retirement of:


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

                        (A) Subordinated Indebtedness in anticipation of
                  satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement; and

                        (B) Indebtedness permitted under clauses (vii) and (ix)
                  of Section 4.09(b) hereof; or

                  (iv) make any Restricted Investment

            (all such payments and other actions set forth in clauses (i) through (iv) of this Section 4.07(a) being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted
            Payment:

                  (1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

                  (2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof;

                  (3) immediately after giving effect to such transaction on a pro forma basis, the Issuer's Consolidated Leverage Ratio would be less than 6.0 to 1.0; and

                  (4) such Restricted Payment, together with the aggregate
            amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i), (iv) (only to the extent of one-half of the amounts paid pursuant to such clause), (vi) and
            (viii) of Section 4.07(b) hereof, but excluding all other Restricted Payments permitted by Section 4.07(b) hereof), is less than the amount equal to the Cumulative Credit.

            (b) Section 4.07(a) hereof will not prohibit:

                  (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

                  (ii) (A) the redemption, repurchase, retirement or other
            acquisition of any Equity Interests ("Retired Capital Stock") or Subordinated Indebtedness of the Issuer, any direct or indirect parent of the Issuer or any Guarantor in exchange for, or out of the proceeds of, the substantially concurrent


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

            sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer ) (collectively, including any such contributions, "Refunding Capital Stock") (B) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Refunding Capital Stock, and (C) if immediately prior to the retirement of the Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (vi) of this Section 4.07(b) and not made pursuant to clause
            (ii)(B) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

                  (iii) the redemption, repurchase, defeasance, or other
            acquisition or retirement of Subordinated Indebtedness of the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor which is Incurred in accordance with Section 4.09 hereof so long as:

                        (A) the principal amount (or accreted value, if
                  applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses incurred in connection therewith;

                        (B) such Indebtedness is subordinated to the Notes or
                  the related Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

                        (C) such Indebtedness has a final scheduled maturity
                  date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the maturity date of the Notes; and

                        (D) such Indebtedness has a Weighted Average Life to
                  Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the


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

                  Subordinated Indebtedness being redeemed, repurchased, acquired or retired that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date one year following the last date of maturity of the Notes;

                  (iv) the repurchase, retirement or other acquisition (or
            dividends to any direct or indirect parent of the Issuer to finance any such repurchase, retirement or other acquisition) for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed $30 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

                        (A) the cash proceeds received by the Issuer or any of
                  its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (iii) of Section 4.07(a) hereof; plus

                        (B) the cash proceeds of key man life insurance policies
                  received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Issuer's Restricted Subsidiaries after the Issue Date; plus

                        (C) the amount of any cash bonuses otherwise payable to
                  members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer in connection with the Transactions that are foregone in return for the receipt of Equity Interests;

            provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A), (B) and (C) of this Section 4.07(b)(iv) in any calendar year; and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of its Restricted Subsidiaries or its direct or indirect parents in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provision of this Indenture;


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                  (v) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with Section 4.09 hereof;

                  (vi) (A) the declaration and payment of dividends or
            distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (A) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

                        (B) a Restricted Payment to any direct or indirect
                  parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to Holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (B) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; or

                        (C) the declaration and payment of dividends on
                  Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (ii) of this Section 4.07(b);

            provided, however, in the case of each of (A), (B) and (C) of this clause (vi), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

                  (vii) so long as immediately after giving effect to such
            transaction on a pro forma basis, the Issuer's Consolidated Leverage Ratio would be less than 6.0 to 1.0, Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed the greater of $35 million and 1.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

                  (viii) the payment of dividends on the Issuer's common stock
            (or a Restricted Payment to any direct or indirect parent of the Issuer to fund the payment by such direct or indirect parent of the Issuer of dividends on such entity's common stock) of up to 6.0% per annum of the net proceeds received by


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            the Issuer from any public offering of common stock of the Issuer or any direct or indirect parent of the Issuer;

                  (ix) Restricted Payments that are made with Excluded
            Contributions;

                  (x) other Restricted Payments in an aggregate amount not to exceed the greater of $50 million and 1.5% of Total Assets at the time made;

                  (xi) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries;

                  (xii) the payment of dividends or other distributions to any direct or indirect parent of the Issuer in amounts required for such parent to pay foreign, federal, state or local income taxes (as the case may be) imposed directly on such parent to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries (including, without limitation, by virtue of such parent being the common parent of a consolidated or combined tax group of which the Issuer and/or its Restricted Subsidiaries are members);

                  (xiii) the payment of dividends, other distributions or other amounts or the making of loans or advances or any other Restricted Payment, if applicable:

                        (A) in amounts required for any direct or indirect
                  parent of the Issuer, if applicable, to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Issuer, if applicable, and general corporate operating and overhead expenses of any direct or indirect parent of the Issuer, if applicable, in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and its Subsidiaries;

                        (B) in amounts required for any direct or indirect
                  parent of the Issuer, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer Incurred in accordance with Section 4.09 hereof; and

                        (C) in amounts required for any direct or indirect
                  parent of the Issuer to pay fees and expenses, other than to Affiliates of the Issuer, related to any unsuccessful equity or debt offering of such parent;

                  (xiv) any Restricted Payment used to fund the Transactions and the payment of fees and expenses incurred in connection with the Transactions or owed by the Issuer or any direct or indirect parent of the Issuer or Restricted


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            Subsidiaries of the Issuer to Affiliates, in each case to the extent permitted under Section 4.11 hereof;

                  (xv) repurchases of Equity Interests deemed to occur upon
            exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

                  (xvi) purchases of receivables pursuant to a Receivables
            Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

                  (xvii) payments of cash, or dividends, distributions, advances or other Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

                  (xviii) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under Sections 4.10 and
            4.13 hereof; provided that all Notes tendered by Holders in connection with a Change of Control or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

                  (xix) any payments made, including any such payments made to any direct or indirect parent of the Issuer to enable it to make payments, in connection with the consummation of the Transactions or as contemplated by the Acquisition Documents, whether payable on the Issue Date or thereafter (other than payments to any Permitted Holder or any Affiliate thereof which are not permitted by Section
            4.11 hereof); and

                  (xx) payments or distributions to dissenting stockholders
            pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, that complies with Section 5.01; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuer shall have made a Change of Control Offer (if required by this Indenture) and that all Notes tendered by Holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

      provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (x) and (xi) of this Section 4.07(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

            (c) As of the Issue Date, all of the Issuer's Subsidiaries will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of "Unrestricted Subsidiary."


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      For purposes of designating any Restricted Subsidiary as an Unrestricted
      Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

      Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

            (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

                  (i) (A) pay dividends or make any other distributions to the
            Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (B) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

                  (ii) make loans or advances to the Issuer or any of its
            Restricted Subsidiaries; or

                  (iii) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

            (b) Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

                  (i) contractual encumbrances or restrictions in effect on the
            Issue Date, including pursuant to the Credit Agreement and the other Credit Agreement Documents;

                  (ii) (A) this Indenture and the Notes (and any Exchange Notes and guarantees thereof), (B) the Senior Toggle Notes Indenture and the Senior Toggle Notes (and any "exchange notes" and guarantees thereof), and (C) the Senior Notes Indenture and the Senior Notes (and any "exchange notes" and guarantees thereof);

                  (iii) applicable law or any applicable rule, regulation or order;

                  (iv) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition(but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties



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            or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

                  (v) contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

                  (vi) Secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 4.09 and 4.12 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness;

                  (vii) restrictions on cash or other deposits or net worth
            imposed by customers under contracts entered into in the ordinary course of business;

                  (viii) customary provisions in joint venture agreements,
            similar agreements relating solely to such joint venture and other similar agreements entered into in the ordinary course of business;

                  (ix) purchase money obligations for property acquired and
            Capitalized Lease Obligations in the ordinary course of business;

                  (x) customary provisions contained in leases, licenses and other similar agreements, entered into in the ordinary course of business;

                  (xi) any encumbrance or restriction of a Receivables
            Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

                  (xii) other Indebtedness, Disqualified Stock or Preferred
            Stock of (a) any Restricted Subsidiary of the Issuer that is a Guarantor or a Foreign Subsidiary or (b) any Restricted Subsidiary that is not a Guarantor or a Foreign Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer's ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Issuer), in the case of each of clauses (a) and (b) to the extent that such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date under Section 4.09 hereof;

                  (xiii) any Restricted Investment not prohibited by Section
            4.07 and any Permitted Investment; or

                  (xiv) any encumbrances or restrictions of the type referred to in Section 4.08(a) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiii) of this
            Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in



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            the good faith judgment of the Issuer, no more restrictive with respect to dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

            For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

      Section 4.09 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

            (a) (i) the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

                  (ii) the Issuer will not permit any of its Restricted
            Subsidiaries (other than a Guarantor) to issue any shares of Preferred Stock;

      provided, however, that the Issuer and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary of the Issuer that is not a Guarantor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

            (b) The provisions of Section 4.09(a) hereof shall not apply to:

                  (i) the Incurrence by the Issuer or its Restricted
            Subsidiaries of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers' acceptances thereunder;

                  (ii) the Incurrence by the Issuer and the Guarantors of
            Indebtedness represented by (1) the Notes (not including any Additional Notes)


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            and the Guarantees (including Exchange Notes and related guarantees thereof), (2) the Senior Notes (not including any additional Senior Notes) and the related guarantees thereof (including exchange Senior Notes and the related guarantees thereof) and (3) the Senior Toggle Notes (not including any additional Senior Toggle Notes) and the related guarantees thereof (including exchange Senior Toggle Notes and the related guarantees thereof);

                  (iii) Indebtedness of the Issuer or any of its Restricted
            Subsidiaries existing on the Issue Date (other than Indebtedness described in clauses (i) and (ii) of this Section 4.09(b));

                  (iv) Indebtedness (including Capitalized Lease Obligations)
            Incurred by the Issuer or any of its Restricted Subsidiaries, Disqualified Stock issued by the Issuer or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of the Issuer to finance (whether prior to or within 270 days after) the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), and any refinancings or replacements thereof, in an aggregate principal amount, which when aggregated with the principal amount of all other Indebtedness (including Capitalized Lease Obligations), together with any refinancings ore replacements thereof, then outstanding and Incurred under this clause (iv), does not exceed the Permitted Amount at the time of Incurrence (it being understood that any Indebtedness Incurred under this clause (iv) shall cease to be deemed Incurred or outstanding for purposes of this clause (iv) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (iv));

                  (v) Indebtedness Incurred by the Issuer or any of its
            Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

                  (vi) Indebtedness arising from agreements of the Issuer or a
            Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Transactions or any other acquisition or disposition of any business, assets or a Subsidiary of the Issuer in accordance with the terms of this Indenture, other than guarantees of


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            Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

                  (vii) Indebtedness of the Issuer to a Restricted Subsidiary;
            provided that any such Indebtedness owed to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the obligations of the Issuer under the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);

                  (viii) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);

                  (ix) Indebtedness of a Restricted Subsidiary to the Issuer or
            another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause
            (ix);

                  (x) Hedging Obligations that are not incurred for speculative purposes and are either (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;

                  (xi) obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;


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                  (xii) Indebtedness or Disqualified Stock of the Issuer or any
            Restricted Subsidiary of the Issuer and Preferred Stock of any Restricted Subsidiary of the Issuer not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred under this clause
            (xii), does not exceed the greater of $100 million and 3.0% of Total Assets at the time of Incurrence (it being understood that any Indebtedness Incurred under this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (xii));

                  (xiii) Indebtedness or Disqualified Stock of the Issuer or any
            Restricted Subsidiary of the Issuer and Preferred Stock of any Restricted Subsidiary of the Issuer not otherwise permitted hereunder in an aggregate principal amount or liquidation preference not greater than 200.0% of the Unapplied Proceeds;

                  (xiv) any guarantee by the Issuer or any Restricted Subsidiary of the Issuer of Indebtedness or other obligations of the Issuer or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that (i) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor's Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as applicable and (ii) if such guarantee is of Indebtedness of the Issuer, such guarantee is Incurred in accordance with Section 4.14 hereof solely to the extent
            Section 4.14 is applicable;

                  (xv) the Incurrence by the Issuer or any of its Restricted
            Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Issuer which serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under
            Section 4.09(a) and clauses (ii), (iii), (xiii), (xv), (xvi) and
            (xx) of this Section 4.09(b) or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), defeasance costs and fees in connection therewith (subject to the following proviso, "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:


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                        (A) has a Weighted Average Life to Maturity at the time
                  such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date one year following the last date of maturity of the Notes;

                        (B) has a Stated Maturity which is not earlier than the
                  earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced or (y) 91 days following the maturity date of the Notes;

                        (C) to the extent such Refinancing Indebtedness
                  refinances (a) Indebtedness junior to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, such Refinancing Indebtedness is junior to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and

                        (D) shall not include (x) Indebtedness of a Restricted
                  Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness of the Issuer or a Guarantor, or (y) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary, provided, further, that subclauses (A) and (B) of this clause (xv) will not apply to any refunding or refinancing of any Secured Indebtedness.

                  (xvi) Indebtedness, Disqualified Stock or Preferred Stock of
            (x) the Issuer or any of its Restricted Subsidiaries incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any of its Restricted Subsidiaries or merged, consolidated or amalgamated with or into the Issuer or any of its Restricted Subsidiaries in accordance with the terms of this Indenture; provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

                        (A) such Indebtedness, Disqualified Stock or Preferred
                  Stock (i) is Pari Passu Indebtedness or Subordinated Indebtedness, (ii) is not Incurred while a Default exists and no Default shall result therefrom and (iii) matures and does not require any payment of principal prior to the final maturity of the Notes (other than in a manner consistent with the terms of this Indenture; or

                        (B) the Fixed Charge Coverage Ratio of the Issuer would
                  be equal to or greater than immediately prior to such acquisition or merger, consolidation or amalgamation;


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                  (xvii) Indebtedness Incurred by a Receivables Subsidiary in a
            Qualified Receivables Financing that is not recourse to the Issuer or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

                  (xviii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

                  (xix) Indebtedness of the Issuer or any Restricted Subsidiary
            supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

                  (xx) Indebtedness of Foreign Subsidiaries; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (xx), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xx), does not exceed the greater of $50 million and 1.5% of Total Assets at any one time outstanding (it being understood that any Indebtedness incurred pursuant to this clause (xx) shall cease to be deemed incurred or outstanding for purposes of this clause
            (xx) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (xx));

                  (xxi) Indebtedness of the Issuer or any Restricted Subsidiary
            consisting of the financing of insurance premiums;

                  (xxii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary of the Issuer incurred to finance or assumed in connection with an acquisition, and any refinancing or replacement thereof, in a principal amount not to exceed the greater of (A) $75 million and (B) 2.25% of Total Assets in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (xxii) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (xxii) shall cease to be deemed incurred or outstanding for purposes of this clause (xxii) but shall be deemed incurred for the purposes of Section 4.09(a) hereof from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (xxii));

                  (xxiii) Indebtedness consisting of Indebtedness issued by the
            Issuer or a Restricted Subsidiary of the Issuer to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their



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            respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any of its direct or indirect parent companies to the extent described in clause (iv) of Section 4.07(b) hereof; and

                  (xxiv) Indebtedness incurred on behalf of, or representing
            Guarantees of Indebtedness of, joint ventures of the Issuer or any Restricted Subsidiary not in excess, at any one time outstanding, of the greater of (x) $25 million and (y) 1.0% of Total Assets.

            (c) For purposes of determining compliance with this Section 4.09:

                  (i) in the event that an item of Indebtedness, Disqualified
            Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxiv) of Section 4.09(b) hereof or is entitled to be Incurred pursuant to Section 4.09(a) hereof, the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner and at any time that complies with this Section 4.09; and

                  (ii) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 4.09(a) and 4.09(b) hereof without giving pro forma effect to the Indebtedness Incurred pursuant to Section 4.09(b) hereof when calculating the amount of Indebtedness that may be Incurred pursuant to Section 4.09(a) hereof.

            Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, accretion of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this
      Section 4.09. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.09.

            For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if

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      such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

            Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer and its Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

      Section 4.10 Asset Sales.

            (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (i) the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of, and (ii) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

                        (A) any liabilities (as shown on the Issuer's or such
                  Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary of the Issuer (other than liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets;

                        (B) any notes or other obligations or other securities
                  or assets received by the Issuer or such Restricted Subsidiary of the Issuer from such transferee that are converted by the Issuer or such Restricted Subsidiary of the Issuer into cash within 180 days of the receipt thereof (to the extent of the cash received); and

                        (C) any Designated Non-cash Consideration received by
                  the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of 3.0% of Total Assets and $100 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-


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                  cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

            shall be deemed to be Cash Equivalents for the purposes of this provision.

            (b) Within 15 months after the Issuer's or any Restricted Subsidiary of the Issuer's receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary of the Issuer may apply the Net Proceeds from such Asset Sale, at its option:

                  (i) to repay (a) Indebtedness constituting Senior Indebtedness
            (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (b) Indebtedness of a Restricted Subsidiary that is not a Guarantor, (c) Obligations under the Notes or (d) other Pari Passu Indebtedness (provided that if the Issuer or any Guarantor shall so reduce Obligations under Pari Passu Indebtedness, the Issuer will equally and ratably reduce Obligations under the Notes as provided under
            Section 3.07 hereof, through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of Notes), in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer; or

                  (ii) to make an Investment in any one or more businesses
            (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), assets, or property or capital expenditures, in each case (a) used or useful in a Similar Business or (b) that replace the properties and assets that are the subject of such Asset Sale.

            In the case of clause (ii) of this Section 4.10(b), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the Issuer or such Restricted Subsidiary enters into another binding commitment (a "Second Commitment") within nine months of such cancellation or termination of the prior binding commitment; provided, further that the Issuer or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale.

            (c) Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary of the Issuer may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in this Section 4.10(b) (it being


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      understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (i) of this Section 4.10(b), shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20 million, the Issuer shall make an offer to all Holders of Notes (and, at the option of the Issuer, to holders of any Pari Passu Indebtedness) (an "Asset Sale Offer") to purchase the maximum principal amount of Notes (and such Pari Passu Indebtedness), that is at least $2,000 and an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.09 hereof. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $20 million by mailing the notice required pursuant to the terms this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose that is not prohibited by this Indenture. If the aggregate principal amount of Notes (and such Pari Passu Indebtedness) surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described in Section 4.10(e) hereof. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

            (d) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

            (e) If more Notes (and such Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such Notes for purchase will be made by the Trustee; provided that no Notes of $2,000 or less shall be purchased in part. Selection of such Pari Passu Indebtedness will be made pursuant to the terms of such Pari Passu Indebtedness.

      Section 4.11 Transactions with Affiliates.

            (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any


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      Affiliate of the Issuer (each of the foregoing, an "Affiliate
      Transaction") involving aggregate consideration in excess of $10 million, unless:

                  (i) such Affiliate Transaction is on terms that are not
            materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

                  (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer, approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (i) of this Section 4.11(a).

            (b) Section 4.11(a) will not apply to the following:

                  (i) transactions between or among the Issuer and/or any of its
            Restricted Subsidiaries and any merger, consolidation or amalgamation of the Issuer and any direct parent of the Issuer; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

                  (ii) Restricted Payments permitted by Section 4.07 hereof and
            Permitted Investments;

                  (iii) (x) the entering into of any agreement (and any
            amendment or modification of any such agreement) to pay, and the payment of, management, consulting, monitoring and advisory fees to the Sponsors in an aggregate amount in any fiscal year not to exceed the greater of (A) $6 million and (B) 2.0% of EBITDA of the Issuer and its Restricted Subsidiaries for the immediately preceding fiscal year, plus out-of-pocket expense reimbursement; provided, however, that any payment not made in any fiscal year may be carried forward and paid in any succeeding fiscal year and (y) the payment of the present value of all amounts payable pursuant to any agreement described in clause (x) of this paragraph in connection with the termination of such agreement;

                  (iv) the payment of reasonable and customary fees and
            reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary or any direct or indirect parent of the Issuer;

                  (v) payments by the Issuer or any of its Restricted
            Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which



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            payments are (x) made pursuant to the agreements with the Sponsors described in the Offering Memorandum or (y) approved by a majority of the Board of Directors of the Issuer in good faith;

                  (vi) transactions in which the Issuer or any of its Restricted
            Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.11(a) hereof;

                  (vii) payments or loans (or cancellation of loans) to
            officers, directors, employees or consultants which are approved by a majority of the Board of Directors of the Issuer in good faith;

                  (viii) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by the Issuer;

                  (ix) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, Acquisition Documents, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any transaction, agreement or arrangement described in the Offering Memorandum and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (ix) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Holders of the Notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;

                  (x) the execution of the Transactions and the payment of all fees and expenses related to the Transactions, including fees to the Sponsors, which are described in the Offering Memorandum or contemplated by the Acquisition Documents;

                  (xi) (a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer and its Restricted Subsidiaries in the reasonable determination of


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            the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

                  (xii) any transaction effected as part of a Qualified
            Receivables Financing;

                  (xiii) the issuance of Equity Interests (other than
            Disqualified Stock) of the Issuer to any Person;

                  (xiv) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or of a Restricted Subsidiary of the Issuer, as appropriate, in good faith;

                  (xv) the entering into of any tax sharing agreement or
            arrangement;

                  (xvi) any contribution to the capital of the Issuer;

                  (xvii) transactions permitted by, and complying with, Section
            5.01 hereof;

                  (xviii) transactions between the Issuer or any of its
            Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

                  (xix) pledges of Equity Interests of Unrestricted
            Subsidiaries;

                  (xx) any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business; and

                  (xxi) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officer's Certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any provision in this Indenture.

      Section 4.12 Liens. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (except Permitted Liens) on any asset or property of the Issuer or such Restricted Subsidiary securing Indebtedness that is not Senior Indebtedness unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of obligations


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subordinated in right of payment to the Notes) the obligations so secured until such time as such obligations are no longer secured by a Lien. Any Lien which is granted to secure the Notes or Guarantee pursuant to this covenant shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or the Guarantee.

      Section 4.13 Offer to Repurchase Upon Change of Control. (a) If a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under
Section 3.07 hereof, the Issuer shall make an offer to purchase all of the Notes (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes by delivery of a notice of redemption as described under Section 3.03 hereof, the Issuer shall send notice of such Change of Control Offer by first-class mail to each Holder of Notes to the address of such Holder appearing in the Note Register or otherwise in accordance with Applicable Procedures, with a copy to the Trustee, with the following information:

            (1) that a Change of Control has occurred and that such Holder has the right to require the Issuer to repurchase such Holder's Notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of the Holders of record on a Record Date to receive interest on the relevant Interest Payment
      Date);

            (2) the circumstances and relevant facts and financial information regarding such Change of Control;

            (3) the repurchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

            (4) that any Note not properly tendered will remain outstanding and continue to accrue interest;

            (5) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;


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            (6) that Holders electing to have any Notes purchased pursuant to a
      Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the Change of Control Payment Date;

            (7) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the paying agent receives, not later than the close of business on the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

            (8) that if the Holder elects to have less than all of such Holder's Notes repurchase, the Holder will receive new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000;

            (9) if such notice is mailed prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control, and that a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer; and

            (10) the other instructions, as determined by the Issuer, consistent with this Section 4.13, that a Holder must follow in order to have its Notes repurchased.

      The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If
(a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder's failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect. The Issuer shall comply, to the extent applicable, with the requirements of Rule 14(e) under the Exchange Act and any other securities laws and regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.13 by virtue thereof.


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            In the event that at the time of such Change of Control the terms of any Bank Indebtedness and/or Senior Indebtedness restrict or prohibit the repurchase of Notes pursuant to this Section 4.13, then prior to the mailing of the notice to Holders provided for in this Section 4.13 but in any event within 30 days following any Change of Control, the Issuer shall:

                  (i) repay in full all Bank Indebtedness and/or Senior
            Indebtedness or, if doing so will allow the purchase of Notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender and/or Note Holder who has accepted such offer; or

                  (ii) obtain the requisite consent under the agreements
            governing the Bank Indebtedness and/or Senior Notes to permit the repurchase of the Notes as provided for in this Section 4.13.

            (b) On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law:

                  (i) accept for payment all Notes issued by it or portions
            thereof properly tendered pursuant to the Change of Control Offer;

                  (ii) deposit with the Paying Agent an amount equal to the
            aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

                  (iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer's Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

            (c) The Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.13 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party will have the status of Notes issued and outstanding. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

            (d) Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.05 and 3.06 hereof, and references therein to "redeem," "redemption" and similar words shall be deemed to refer to "purchase," "repurchase" and similar words, as applicable.



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      Section 4.14 Future Guarantors. The Issuer shall cause each Wholly-owned
Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary or a Domestic Subsidiary that is wholly-owned by one or more Foreign Subsidiaries and created to enhance the tax efficiency of the Issuer and its Subsidiaries) that guarantees any Indebtedness of the Issuer under the Credit Agreement or issues shares of Disqualified Stock to promptly execute and deliver to the Trustee a supplemental indenture, the form of which is attached as Exhibit D hereto, pursuant to which such Subsidiary will guarantee payment of the Notes and become a Guarantor under Article X hereof. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officer's Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Subsidiary is a legal, valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms and to such other matters as the Trustee may reasonably request.

      Section 4.15 Company Existence. Subject to Article V hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its company existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole.

      Section 4.16 Limitation on Layering. Notwithstanding anything in this Indenture to the contrary, the Issuer shall not, and shall not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Senior Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is either:

            (a) equal in right of payment with the Notes or such Guarantor's Guarantee of the Notes, as the case may be; or



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            (b) expressly subordinated in right of payment to the Notes or such
      Guarantor's Guarantee of the Notes, as the case may be.

            For the purposes of this Indenture, (1) Indebtedness that is unsecured is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured, (2) Senior Indebtedness is not deemed to be subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral and (3) Indebtedness that is not guaranteed is not deemed to be subordinated or junior to any other Indebtedness merely because it is not guaranteed.

      Section 4.17 Suspension of Covenants.

            (a) If (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.14 and 4.16 hereof and clause (iv) of Section 5.01(a) hereof shall not be applicable to the Notes.

            (b) In addition, during any period of time that (i) the Notes of a series have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the Issuer and its Restricted Subsidiaries will not be subject to Section 4.13 herein (the "Suspended Covenant"). In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenant under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies (x) withdraw their Investment Grade Rating or downgrade the rating assigned to such series of Notes below an Investment Grade Rating and/or (y) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to such series of Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant under this Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (y) of this paragraph.



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                                   ARTICLE V

                                   SUCCESSORS
                                   ----------

      Section 5.01 Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.

            (a) The Issuer shall not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

                  (i) the Issuer is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the "Successor Issuer"); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

                  (ii) the Successor Issuer (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

                  (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

                  (iv) immediately after giving pro forma effect to such
            transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), either

                        (A) the Successor Issuer would be permitted to Incur at
                  least $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof; or

                        (B) the Fixed Charge Coverage Ratio for the Successor
                  Issuer and its Restricted Subsidiaries would be equal or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;


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                  (v) if the Issuer is not the Successor Issuer, each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under this Indenture, the Registration Rights Agreement and the Notes; and

                  (vi) the Issuer shall have delivered to the Trustee an
            Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures, if any, comply with this Indenture. The requirements of the foregoing clause (vi) of this Section 5.01(a) shall not apply to the merger of the Issuer with and into Claire's Stores, Inc., effective on the date hereof in accordance with the terms of the Merger Agreement, and any supplemental indentures dated the date hereof and entered into in connection with such merger.

            (b) The Successor Issuer (if other than the Issuer) will succeed to, and be substituted for, the Issuer under this Indenture and the Notes and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture and the Notes. Notwithstanding clauses (iii) and (iv) of Section 5.01(a) hereof, (A) any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary, and (B) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States, the District of Columbia or any territory of the United States or may convert into a limited liability company, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby. This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries.

            (c) Subject to Section 10.04 hereof, no Guarantor shall, and the Issuer shall not permit any Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not the Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person (other than any such sale, assignment, transfer, lease, conveyance or disposition in connection with the Transactions) unless:

                  (i) Either (A) such Guarantor is the surviving Person or the
            Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Guarantor") and the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture, such Guarantor's Guarantees pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee, or (B) such sale or



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            disposition or consolidation, amalgamation or merger is not in violation of Section 4.10 hereof; and

                  (ii) the Successor Guarantor (if other than such Guarantor), shall have delivered or caused to be delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.

            (d) The Successor Guarantor (if other than such Guarantor) will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor's Guarantees, and such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Guarantor's Guarantee. Notwithstanding the foregoing, (i) a Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of such Guarantor is not increased thereby and (ii) a Guarantor may merge, amalgamate or consolidate with another Guarantor or the Issuer.

            (e) Notwithstanding anything in this Section 5.01 to the contrary, any Guarantor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a "Transfer") to (x) the Issuer or any Guarantor or (y) any Restricted Subsidiary of the Issuer that is not a Guarantor; provided that at the time of each such Transfer pursuant to clause (y) the aggregate amount of all such Transfers pursuant to this clause (y) since the Issue Date shall not exceed 5.0% of the consolidated assets of the Issuer and the Guarantors as shown on the most recent available balance sheet of the Issuer and its Restricted Subsidiaries after giving effect to each such Transfer and including all such Transfers occurring from and after the Issue Date (excluding Transfers in connection with the Transactions and Transfers pursuant to clause (x) of this paragraph).

      Section 5.02 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer or a Guarantor in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Issuer or such Guarantor, as applicable, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer or such Guarantor, as applicable, shall refer instead to the successor corporation and not to the Issuer or such Guarantor, as applicable), and may exercise every right and power of the Issuer or such Guarantor, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Issuer or a Guarantor, as applicable, herein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer,


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conveyance or other disposition of all of the Issuer's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES
                              ---------------------

      Section 6.01 Events of Default.

            (a) An "Event of Default" wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) a default in any payment of interest (including any
            Additional Interest) on any Note when due (whether or not prohibited by the subordination provisions of this Indenture), continued for 30 days;

                  (ii) a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity (whether or not prohibited by the subordination provisions of this Indenture), upon optional redemption, upon required repurchase, upon declaration or otherwise;

                  (iii) failure by the Issuer or any Restricted Subsidiary for
            60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (i) and (ii) above) contained in this Indenture or the Notes;

                  (iv) the failure by the Issuer or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $25 million or its foreign currency equivalent (the "cross-acceleration provision");

                  (v) failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $25 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days (the "judgment default provision");

                  (vi) any Guarantee of a Significant Subsidiary with respect to the Notes ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor that qualifies as a Significant Subsidiary denies or


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            disaffirms its obligations under this Indenture or any Guarantee with respect to the Notes and such Default continues for 10 days;

                  (vii) the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), pursuant to or within the meaning of any Bankruptcy Law: (i) commences proceedings to be adjudicated bankrupt or insolvent; (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;
            (iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) generally is not paying its debts as they become due; or

                  (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), in a proceeding in which the Issuer or any such Restricted Subsidiaries, that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), is to be adjudicated bankrupt or insolvent; (ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary); or
            (iii) orders the liquidation of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary); and the order or decree remains unstayed and in effect for 60 consecutive days.

      Section 6.02 Acceleration. If any Event of Default (other than an Event of Default specified in clause (vii) or (viii) of Section 6.01 hereof) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (i) five Business Days after the giving of written notice to the Issuer and the Representative under the Credit Agreement and (ii) the day on which any Bank Indebtedness is accelerated. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately. The Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interests of the Holders of the Notes.


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            Notwithstanding the foregoing, in the case of an Event of Default arising under clause (vii) or (viii) of Section 6.01 hereof, all outstanding Notes shall be due and payable immediately without further action or notice.

            The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders of all of the Notes rescind any acceleration with respect to the Notes and its consequences if such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

            In the event of any Event of Default specified in clause (iv) of
      Section 6.01 hereof, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Issuer delivers an Officer's Certificate to the Trustee stating that:

            (1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

            (2) Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

            (3) the default that is the basis for such Event of Default has been cured.

      Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

      Section 6.04 Waiver of Past Defaults. Subject to Section 6.02 hereof, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by


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notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder (except a continuing Default in the payment of the principal of, premium, if any, or interest on, any Note held by a non-consenting Holder) (including in connection with an Asset Sale Offer or a Change of Control Offer). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

      Section 6.05 Control by Majority. Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against any losses or expenses caused by taking or not taking such action.

      Section 6.06 Limitation on Suits. Subject to Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

                  (i) such Holder has previously given the Trustee notice that an Event of Default is continuing;

                  (ii) Holders of at least 30% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

                  (iii) Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

                  (v) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60 day period.

            A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

      Section 6.07 Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such


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payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

      Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      Section 6.09 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

      Section 6.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      Section 6.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

      Section 6.12 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any


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money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      Section 6.13 Priorities. If the Trustee or any Agent collects any money pursuant to this Article VI, it shall pay out the money in the following order:

                  (i) to the Trustee, such Agent, their agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or such Agent and the costs and expenses of collection;

                  (ii) to Holders of Notes for amounts due and unpaid on the
            Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                  (iii) to the Issuer or to such party as a court of competent jurisdiction shall direct including a Guarantor, if applicable.

            The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

      Section 6.14 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


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                                   ARTICLE VII

                                     TRUSTEE
                                     -------

      Section 7.01 Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b)
            of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any
            action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05 hereof.

            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.


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            (e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

      Section 7.02 Rights of Trustee.

            (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and its Restricted Subsidiaries, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

            (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate of the Issuer or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

            (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

            (f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.


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            (g) The Trustee shall not be deemed to have notice of any Default or
      Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

            (h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

            (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

            (j) In the event the Issuer is required to pay Additional Interest, the Issuer will provide written notice to the Trustee of the Issuer's obligation to pay Additional Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of the Additional Interest to be paid by the Issuer. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Additional Interest is payable and the amount thereof.

      Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

      Section 7.04 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

      Section 7.05 Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a


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Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee in accordance with Section 12.02 hereof at the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture.

      Section 7.06 Reports by Trustee to Holders of the Notes. Within 60 days after each June 15, beginning with the June 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

            A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

      Section 7.07 Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee and its officers, directors, employees, agents and any predecessor trustee and its officers, directors, employees and agents for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys' fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantor, or liability in connective with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.


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            The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

            To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vi) or (vii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            The Trustee shall comply with the provisions of Trust Indenture Act
      Section 313(b)(2) to the extent applicable.

      Section 7.08 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section
7.08. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

            (a) the Trustee fails to comply with Section 7.10 hereof or Section 310 of the Trust Indenture Act;

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a custodian or public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.


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            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer's expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under
      Section 7.07 hereof shall continue for the benefit of the retiring
      Trustee.

      Section 7.09 Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

      Section 7.10 Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, together with its parent, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

            This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

      Section 7.11 Preferential Collection of Claims Against Issuer. The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.


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                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE
                    ----------------------------------------

      Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option and at any time, elect to have either Section 8.02 or
8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

      Section 8.02 Legal Defeasance and Discharge. Upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied ("Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

            (A) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04 hereof;

            (B) the Issuer's obligations with respect to Notes concerning the issuance of temporary Notes, the registration of the transfer or exchange of Notes, the replacement of mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

            (C) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

            (D) this Section 8.02.

      Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

      Section 8.03 Covenant Defeasance. Upon the Issuer's exercise under Section
8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14
and 4.15 hereof and clauses (iv) and (v) of Section


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5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied ("Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) (solely with respect to the covenants that are released upon a Covenant Defeasance), 6.01(a)(iv), 6.01(a)(v), 6.01(a)(vi), 6.01(a)(vii) (solely with respect to Significant Subsidiaries) and 6.01(a)(viii) (solely with respect to Significant Subsidiaries) hereof shall not constitute Events of Default.

      Section 8.04 Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

            In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

            (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the Stated Maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date.

            (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

                  (A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

                  (B) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,



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

      in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

            (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Credit Agreement, the Senior Toggle Notes, the Senior Toggle Notes Indenture, the Senior Notes, the Senior Notes Indenture or any other material agreement or instrument (other than this Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and the granting of Liens in connection therewith);

            (6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally (including Section 547 of Title 11 of the United States Code) under any applicable U.S. Federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

            (7) the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

            (8) the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to


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      customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

      Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

      Section 8.06 Repayment to Issuer. Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

      Section 8.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with
Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until


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such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER
                        --------------------------------

      Section 9.01 Without Consent of Holders of Notes. Notwithstanding Section
9.02 hereof, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture and any Guarantee or the Notes w/o the Consent of any Holder:

            (1) to cure any ambiguity, omission, mistake, defect or inconsistency,

            (2) to provide for the assumption by a Successor Company of the obligations of the Issuer under this Indenture and the Notes,

            (3) to provide for the assumption by a Successor Guarantor of the obligations of a Guarantor under this Indenture and its Guarantee,

            (4) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code),

            (5) to add a Guarantee with respect to the Notes,

            (6) to secure the Notes,

            (7) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred upon the Issuer,

            (8) to make any change that does not adversely affect the rights of any holder,

            (9) to conform the text of this Indenture, Guarantees or the Notes to any provision of the "Description of Senior Notes" section of the Offering Memorandum to the extent that such provision under the Offering Memorandum's heading, "Description of


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      Notes" was intended to be a verbatim recitation of a provision of this
      Indenture, the Guarantees or the Notes,

            (10) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act of 1939,

            (11) to effect any provision of this Indenture or

            (12) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof.

      Section 9.02 With Consent of Holders of Notes. Except as provided below in this Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

            Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
      Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

            It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to


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

      mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

            Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

            (1) reduce the amount of the Notes whose Holders must consent to an amendment,

            (2) reduce the rate of or extend the time for payment of interest on the Notes,

            (3) reduce the principal of or change the Stated Maturity of the Notes,

            (4) reduce the premium payable upon the redemption of the Notes or change the time at which the Notes may be redeemed as described under
      Section 3.07 herein,

            (5) make the Notes payable in money other than that stated in the Notes,

            (6) impair the right of any holder to receive payment of principal of, premium, if any, and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes,

            (7) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions,

            (8) modify any Guarantee in any manner adverse to the Holders, or

            (9) make any change in the subordination provisions thereof that would adversely affect the Holders.

      Section 9.03 Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies in all material respects with the Trust Indenture Act as then in effect.


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      Section 9.04 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

            The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

      Section 9.05 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

      Section 9.06 Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment, supplement or waiver until the Board of Directors of the Issuer approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive, upon request, and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
14.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03). Notwithstanding the foregoing, except as required by Section 4.15 hereof, neither an Opinion of Counsel nor an Officer's Certificate will be required for the Trustee to execute a supplemental indenture to this Indenture, whereby Claire's Stores, Inc. assumes


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the obligations of the Issuer under this Indenture in connection with the merger of the Issuer with and into Claire's Stores, Inc.

      Section 9.07 Payment for Consent. Neither the Issuer, the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

      Section 9.08 Additional Voting Terms; Calculation of Principal Amount. Except as provided in the proviso to the first sentence of Section 9.02, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no Notes will have the right to vote or consent as a separate series on any matter. Determinations as to whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article IX and Section 2.14.

                                   ARTICLE X

                             SUBORDINATION OF NOTES
                             ----------------------

      Section 10.01 Agreement to Subordinate. The Issuer agrees, and each Holder by accepting a Note agrees, that the payment of all Obligations owing in respect of the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in cash in full of all existing and future Senior Indebtedness of the Issuer and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Notes shall in all respects rank pari passu in right of payment with all existing and future Pari Passu of the Issuer, and will be senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer; and only Indebtedness of the Issuer that is Senior Indebtedness shall rank senior to the Notes in accordance with the provisions set forth herein. All provisions of this Article X shall be subject to Section 10.12.

      Section 10.02 Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Issuer to creditors upon a total or partial liquidation or dissolution of the Issuer or in a reorganization of, or similar proceeding relating to, the Issuer or its property:

            (a) the holders of Senior Indebtedness of the Issuer shall be entitled to receive payment in full in cash of such Senior Indebtedness before Holders shall be entitled to receive any payment;


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            (b) until the Senior Indebtedness of the Issuer is paid in full in cash, any payment or distribution to which Holders would be entitled but for the subordination provisions of this Indenture shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive Permitted Junior Securities; and

            (c) if a distribution is made to Holders that, due to the subordination provisions of this Indenture, should not have been made to them, such Holders will be required to hold it in trust for the holders of Senior Indebtedness of the Issuer and pay it over to them (or their Representative) as their interests may appear.

      Section 10.03 Default on Senior Indebtedness of the Issuer. The Issuer shall not pay principal (including any accretion) of, premium, if any, or interest on the Notes (or pay any other Obligations relating to the Notes, including Additional Interest, fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to Article VIII or Article XIII hereof and may not purchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") (except in the form of Permitted Junior Securities) if either of the following occurs (a "Payment Default"):

            (a) any Obligation on any Designated Senior Indebtedness of the Issuer is not paid in full in cash when due (after giving effect to any applicable grace period); or

            (b) any other default on Designated Senior Indebtedness of the Issuer occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been discharged or paid in full in cash; provided, however, that the Issuer shall be entitled to pay the Notes without regard to the foregoing if the Issuer and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

            During the continuance of any default (other than a Payment Default) (a "Non-Payment Default") with respect to any Designated Senior Indebtedness of the Issuer pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuer shall not pay the Notes (except in the form of Permitted Junior Securities) for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Issuer) of written notice (a "Blockage Notice") of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such


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

      Payment Blockage Period is terminated (i) by written notice to the Trustee and the Issuer from the Person or Persons who gave such Blockage Notice;
      (ii) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (iii) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

            Notwithstanding the provisions described in the immediately preceding paragraph (but subject to the provisions contained in the first paragraph of this Section 10.03 and Section 10.02 hereof), unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, the Issuer shall be entitled to resume paying the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Issuer during such period. However, in no event shall the total number of days during which any Payment Blockage Period or Periods on the Notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Blockage Notice unless such default shall have been waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

      Section 10.04 Acceleration of Payment of Notes. If payment of the Notes is accelerated because of an Event of Default, the Issuer shall promptly notify the holders of the Designated Senior Indebtedness of the Issuer or the Representative of such Designated Senior Indebtedness of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article X.

      Section 10.05 When Distribution Must Be Paid Over. If a distribution is made to Holders that, due to the subordination provisions of this Article X, should not have been made to them, such Holders are required to hold it in trust for the holders of Senior Indebtedness of the Issuer and pay it over to them as their interests may appear.

      Section 10.06 Subrogation. After all Senior Indebtedness of the Issuer is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article X to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the Issuer and Holders, a payment by the Issuer on such Senior Indebtedness.


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      Section 10.07 Relative Rights. This Article X defines the relative rights of Holders and holders of Senior Indebtedness of the Issuer. Nothing in this Indenture shall:

            (a) impair, as between the Issuer and Holders, the obligation of the Issuer, which is absolute and unconditional, to pay principal (including any accretion) of and interest on the Notes in accordance with their terms;

            (b) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Issuer to receive payments or distributions otherwise payable to Holders and such other rights of such holders of Senior Indebtedness as set forth herein; or

            (c) affect the relative rights of Holders and creditors of the Issuer other than their rights in relation to holders of Senior Indebtedness.

      Section 10.08 Subordination May Not Be Impaired by Issuer. No right of any holder of Senior Indebtedness of the Issuer to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuer or by its failure to comply with this Indenture.

      Section 10.09 Rights of Trustee and Paying Agent. Notwithstanding Section
10.03 hereof, the Trustee or any Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any payments unless, not less than five Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives notice satisfactory to it that payments may not be made under this
Article X. The Issuer, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Issuer shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of the Issuer has a Representative, only the Representative shall be entitled to give the notice.

      The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of the Issuer with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness of the Issuer which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof or any other Section of this Indenture.

      Section 10.10 Distribution or Notice to Representative. Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of the Issuer, such Person shall be entitled to make such distribution or give such notice to their


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Representative (if any). Any such Representative shall provide its contact information to the Trustee.

      Section 10.11 Article X Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default. Nothing in this Article X shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

      Section 10.12 Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to Article VIII or Article XIII hereof shall not be subordinated to the prior payment of any Senior Indebtedness of the Issuer or subject to the restrictions set forth in this Article X, and none of the Holders shall be obligated to pay over any such amount to the Issuer or any holder of Senior Indebtedness of the Issuer or any other creditor of the Issuer, provided that the subordination provisions of this Article X or Article XII hereof were not violated at the time the applicable amounts were deposited in trust pursuant to Article VIII or Article XIII hereof, as the case may be.

      Section 10.13 Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article X, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 hereof are pending,
(b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives of Senior Indebtedness of the Issuer for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Issuer to participate in any payment or distribution pursuant to this Article X, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

      Section 10.14 Trustee to Effectuate Subordination. Each Holder by its acceptance of a Note agrees to be bound by this Article X and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Senior


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Indebtedness of the Issuer as provided in this Article X and appoints the
Trustee as attorney-in-fact for any and all such purposes.

      Section 10.15 Trustee Not Fiduciary for Holders of Senior Indebtedness of the Issuer. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Issuer and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Issuer or any other Person, money or assets to which any holders of Senior Indebtedness of the Issuer shall be entitled by virtue of this Article X or otherwise.

      Section 10.16 Reliance by Holders of Senior Indebtedness of the Issuer on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Issuer, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

            Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Issuer may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article X or the obligations hereunder of the Holders to the holders of the Senior Indebtedness of the Issuer, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness of the Issuer, or otherwise amend or supplement in any manner Senior Indebtedness of the Issuer, or any instrument evidencing the same or any agreement under which Senior Indebtedness of the Issuer is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness of the Issuer; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness of the Issuer; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.

                                   ARTICLE XI

                                   GUARANTEES
                                   ----------

      Section 11.01 Guarantee. Subject to this Article XI, each of the Guarantors hereby, jointly and severally irrevocably and unconditionally guarantees on a senior subordinated basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of, premium, if any, or interest or Additional Interest on


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the Notes, expenses, indemnification or otherwise shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, redemption or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

            The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

            Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

            If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

            Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

            Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Pursuant to the provisions of Article XII hereof, the Guarantee issued by any Guarantor shall be a general unsecured senior subordinated obligation of such Guarantor and shall be subordinated in right of payment to all existing and future Senior Indebtedness of such Guarantor, if any.

            Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

      Section 11.02 Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XI, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.


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      Section 11.03 Execution and Delivery. To evidence its Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by its President, one of its Vice Presidents or one of its Assistant Vice Presidents.

            Each Guarantor hereby agrees that its Guarantee set forth in Section
      10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

            If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

            If required by Section 4.14 hereof, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of
      Section 4.14 hereof and this Article XI, to the extent applicable.

      Section 11.04 Subrogation. Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 11.01 hereof; provided that if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

      Section 11.05 Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

      Section 11.06 Release of Guarantees(a) . A Guarantee of a Guarantor will be automatically released upon:

            (a) the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Guarantor is no longer a Restricted Subsidiary) of the applicable Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture;


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

            (b) the Issuer designating such Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.07 and the definition of "Unrestricted Subsidiary";

            (c) the release or discharge of the guarantee by such Restricted Subsidiary of the Credit Agreement or the guarantee of any other Indebtedness which resulted in the obligation to guarantee the Notes;

            (d) the Issuer's exercise of its legal defeasance option or covenant defeasance option as described under Article VIII or if the Issuer's obligations under the this Indenture are discharged in accordance with the terms of this Indenture; or

            (e) the applicable Guarantor ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof.

                                  ARTICLE XII

                           SUBORDINATION OF GUARANTEES
                           ---------------------------

      Section 12.01 Agreement to Subordinate. Each Guarantor agrees, and each Holder by accepting a Note agrees, that the obligations of such Guarantor under its Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in cash in full of all existing and future Senior Indebtedness of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. A Guarantor's obligations under its Guarantee shall in all respects rank pari passu in right of payment with all existing and future Pari Passu of such Guarantor, and will be senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor; and only Indebtedness of such Guarantor that is Senior Indebtedness shall rank senior to the obligations of such Guarantor under its Guarantee in accordance with the provisions set forth herein. All provisions of this Article XII shall be subject to Section 12.12.

      Section 12.02 Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of a Guarantor to creditors upon a total or partial liquidation or dissolution of such Guarantor or in a reorganization of, or similar proceeding relating to, such Guarantor or its property:

            (a) the holders of Senior Indebtedness of such Guarantor shall be entitled to receive payment in full in cash of such Senior Indebtedness before Holders shall be entitled to receive any payment;

            (b) until the Senior Indebtedness of such Guarantor is paid in full in cash, any payment or distribution to which Holders would be entitled but for the subordination provisions of this Indenture shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive Permitted Junior Securities; and

            (c) if a distribution is made to Holders that, due to the subordination provisions of this Indenture, should not have been made to them, such Holders will be required to hold it in trust for the holders of Senior


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      Indebtedness of such Guarantor and pay it over to them (or their
      Representative) as their interests may appear.

      Section 12.03 Default on Senior Indebtedness of a Guarantor. A Guarantor shall not make any payment pursuant to its Guarantee (or pay any other Obligations relating to its Guarantee, including Additional Interest, fees, costs, expenses, indemnities and rescission or damage claims) and may not purchase, redeem or otherwise retire any Notes (collectively, "pay its Guarantee") (except in the form of Permitted Junior Securities) if either of the following occurs (a "Guarantor Payment Default"):

            (a) any Obligation on any Designated Senior Indebtedness of such Guarantor is not paid in full in cash when due (after giving effect to any applicable grace period); or

            (b) any other default on Designated Senior Indebtedness of such Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Guarantor Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been discharged or paid in full in cash; provided, however, that such Guarantor shall be entitled to pay its Guarantee without regard to the foregoing if such Guarantor and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Guarantor Payment Default has occurred and is continuing.

            During the continuance of any default (other than a Guarantor Payment Default) (a "Guarantor Non-Payment Default") with respect to any Designated Senior Indebtedness of a Guarantor pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Guarantor shall not pay its Guarantee (except in the form of Permitted Junior Securities) for a period (a "Guarantee Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to such Guarantor and the Issuer) of written notice (a "Guarantee Blockage Notice") of such Guarantor Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Guarantee Payment Blockage Period and ending 179 days thereafter. The Guarantee Payment Blockage Period shall end earlier if such Guarantee Payment Blockage Period is terminated (i) by written notice to the


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      Trustee, the relevant Guarantor and the Issuer from the Person or Persons who gave such Guarantee Blockage Notice; (ii) because the default giving rise to such Guarantee Blockage Notice is cured, waived or otherwise no longer continuing; or (iii) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

            Notwithstanding the provisions described in the immediately preceding paragraph (but subject to the provisions contained in the first sentence of this Section 12.03 and Section 12.02 hereof), unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, the relevant Guarantor shall be entitled to resume paying its Guarantee after the end of such Guarantee Payment Blockage Period. Each Guarantee shall not be subject to more than one Guarantee Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness of the relevant Guarantor during such period. However, in no event shall the total number of days during which any Guarantee Payment Blockage Period or Periods on a Guarantee is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Guarantee Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Guarantee Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Guarantee Blockage Notice unless such default shall have been waived for a period of not less than consecutive 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Guarantee Blockage Notice, that, in either case, would give rise to a Guarantor Non-Payment Default pursuant to any provisions under which a Guarantor Non-Payment Default previously existed or was continuing shall constitute a new Guarantor Non-Payment Default for this purpose).

      Section 12.04 Acceleration of Payment of Notes. If payment of the Notes is accelerated because of an Event of Default, the Issuer or such Guarantor shall promptly notify the holders of the Designated Senior Indebtedness of such Guarantor or the Representative of such Designated Senior Indebtedness of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article XII.

      Section 12.05 When Distribution Must Be Paid Over.If a distribution is made to Holders that, due to the subordination provisions of this Article XII, should not have been made to them, such Holders are required to hold it in trust for the holders of Senior Indebtedness of the relevant Guarantor and pay it over to them as their interests may appear.

      Section 12.06 Subrogation. After all Senior Indebtedness of a Guarantor is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article XII to holders of such Senior


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Indebtedness which otherwise would have been made to Holders is not, as between the relevant Guarantor and Holders, a payment by such Guarantor on such Senior Indebtedness.

      Section 12.07 Relative Rights. This Article XII defines the relative rights of Holders and holders of Senior Indebtedness of a Guarantor. Nothing in this Indenture shall:

            (a) impair, as between such Guarantor and Holders, the obligation of such Guarantor, which is absolute and unconditional, to make payments under its Guarantee in accordance with its terms;

            (b) prevent the Trustee or any Holder from exercising its available remedies upon a default by such Guarantor under its obligations with respect to its Guarantee, subject to the rights of holders of Senior Indebtedness of such Guarantor to receive payments or distributions otherwise payable to Holders and such other rights of such holders of Senior Indebtedness as set forth herein; or

            (c) affect the relative rights of Holders and creditors of such Guarantor other than their rights in relation to holders of Senior Indebtedness.

      Section 12.08 Subordination May Not Be Impaired by a Guarantor. No right of any holder of Senior Indebtedness of a Guarantor to enforce the subordination of the obligations of such Guarantor under its Guarantee shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

      Section 12.09 Rights of Trustee and Paying Agent. Notwithstanding Section
12.03 hereof, the Trustee or any Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any payments unless, not less than five Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives notice satisfactory to him that payments may not be made under this
Article XII. Each Guarantor, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of such Guarantor shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of such Guarantor has a Representative, only the Representative shall be entitled to give the notice.

            The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of any Guarantor with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article XII with respect to any Senior Indebtedness of any Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article


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      XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof or any other Section of this Indenture.

      Section 12.10 Distribution or Notice to Representative. Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of a Guarantor, such Person shall be entitled to make such distribution or give such notice given to their Representative (if any).

      Section 12.11 Article XII Not To Prevent Events of Default or Limit Right To Demand Payment. The failure of a Guarantor to make a payment pursuant its Guarantee by reason of any provision in this Article XII shall not be construed as preventing the occurrence of a default by such Guarantor under its Guarantee. Nothing in this Article XII shall have any effect on the right of the Holders or the Trustee to make a demand for payment on a Guarantor pursuant to Article XI hereof.

      Section 12.12 Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to Article VIII or Article XIII hereof shall not be subordinated to the prior payment of any Senior Indebtedness of any Guarantor or subject to the restrictions set forth in this Article XII, and none of the Holders shall be obligated to pay over any such amount to such Guarantor or any holder of Senior Indebtedness of such Guarantor or any other creditor of such Guarantor, provided that the subordination provisions of Article X hereof or this Article XII were not violated at the time the applicable amounts were deposited in trust pursuant to Article VIII or Article XIII hereof, as the case may be.

      Section 12.13 Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article XII, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 hereof are pending,
(b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives of Senior Indebtedness of a Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article XII. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of a Guarantor to participate in any payment or distribution pursuant to this Article XII, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XII, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XII.


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      Section 12.14 Trustee to Effectuate Subordination. Each Holder by its
acceptance of a Note agrees to be bound by this Article XII and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Senior Indebtedness of a Guarantor as provided in this Article XII and appoints the Trustee as attorney-in-fact for any and all such purposes.

      Section 12.15 Trustee Not Fiduciary for Holders of Senior Indebtedness of Guarantors. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or such Guarantor or any other Person, money or assets to which any holders of Senior Indebtedness of such Guarantor shall be entitled by virtue of this Article XII or otherwise.

      Section 12.16 Reliance by Holders of Senior Indebtedness of a Guarantor on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of a Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

            Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of any Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article XII or the obligations hereunder of the Holders to the holders of the Senior Indebtedness of such Guarantor, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness of such Guarantor, or otherwise amend or supplement in any manner Senior Indebtedness of such Guarantor, or any instrument evidencing the same or any agreement under which Senior Indebtedness of such Guarantor is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness of such Guarantor; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness of such Guarantor; and (iv) exercise or refrain from exercising any rights against such Guarantor and any other Person.


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                                  ARTICLE XIII

                           SATISFACTION AND DISCHARGE
                           --------------------------

      Section 13.01 Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration or transfer or exchange of Notes as expressly provided for in this Indenture) as to all Notes, when either:

            (1) all Notes heretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has heretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

            (2) (A) all Notes not heretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not heretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

                  (B) the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

                  (C) the Issuer has delivered irrevocable instructions to the
            Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

            In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

            Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 13.01, the provisions of Section 7.07,
      Section 8.06 and 13.02 hereof shall survive.

      Section 13.02 Application of Trust Money. Subject to the provisions of
Section 8.06 hereof, all money deposited with the Trustee pursuant to Section
13.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons


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entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

            If the Trustee or Paying Agent is unable to apply any Government Securities in accordance with Section 13.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                  ARTICLE XIV

                                  MISCELLANEOUS
                                  -------------

      Section 14.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.

      Section 14.02 Notices. Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Issuer and/or any Guarantor:

                           Bauble Acquisition Sub, Inc.
                           c/o Apollo Management, L.P.
                           10250 Constellation Boulevard
                           Suite 2900
                           Los Angeles, California  90067
                           Fax No.: 310-843-1950
                           Attention: Lance A. Milken


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

                  If to the Trustee:

                           The Bank of New York
                           101 Barclay Street
                           Corporate Trust Administration
                           Floor 8W
                           New York, New York 10286
                           Fax No.: 212-815-5704
                           Attn: Claire's Stores, Inc. Trustee

            The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

            Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act
      Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

      Section 14.03 Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

      Section 14.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take any


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action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:

            (a) An Officer's Certificate of the Issuer in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (b) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

      Section 14.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof or Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer's Certificate as to matters of fact); and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

      Section 14.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

      Section 14.07 No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder, the Issuer or any other Guarantor (other than in the case of stockholders of the Issuer, any Parent Guarantor or any Subsidiary Guarantor, any Parent Guarantor, the Issuer or another Subsidiary Guarantor) or any of their parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or


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their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

      Section 14.08 Governing Law. THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      Section 14.09 Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      Section 14.10 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

      Section 14.11 No Adverse Interpretation of Other Agreements. this Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      Section 14.12 Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section
11.05 hereof.

      Section 14.13 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 14.14 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      Section 14.15 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

      Section 14.16 Qualification of Indenture. The Issuer and the Guarantors shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Issuer, the Guarantors and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Issuer and the Guarantors any such Officer's Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.

      Section 14.17 Currency of Account; Conversion of Currency; Foreign Exchange Restrictions.

            (a) U.S. dollars are the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with the Notes, the Guarantees of the Notes or this Indenture, including damages related thereto or hereto. Any amount received or recovered in a currency other than U.S. dollars by a Holder of Notes (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge to the Issuer to the extent of the U.S. dollar amount, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under the applicable Notes, the Issuer shall indemnify it against any loss sustained by it as a result as set forth in Section 14.17(b) hereof. In any event, the Issuer and the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 14.17, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).

            (b) The Issuer and the Guarantors, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes, the Guarantees and this Indenture:

                  (i) (A) If for the purpose of obtaining judgment in, or
            enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the "Judgment Currency") an amount due in any other currency (the "Base Currency"), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

                        (B) If there is a change in the rate of exchange
            prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer and the Guarantors will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

                  (ii) In the event of the winding-up of the Issuer or any
            Guarantor at any time while any amount or damages owing under the Notes, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer and the Guarantors shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the Applicable Currency Equivalent of the amount due or contingently due under the Notes, the Guarantees and this Indenture (other than under this subsection (b)(ii)) is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection
            (b)(ii), the final date for the filing of proofs of claim in the winding-up of the Issuer or any Guarantor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer or such Guarantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

            (c) The obligations contained in this Section 12.17 shall constitute separate and independent obligations from the other obligations of the Issuer and the Guarantors under this Indenture, shall give rise to separate and independent causes of action against the Issuer and the Guarantors, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer or any Guarantor for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(ii) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or any Guarantor or the liquidator or otherwise or any of them. In the case of subsection (b)(ii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

            (d) The term "rate(s) of exchange" shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York City time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in subsections (b)(i) and (b)(ii) above and includes any premiums and costs of exchange payable.

      Section 14.18 Consent to Jurisdiction and Service.

            Any Subsidiary Guarantor that is a Foreign Subsidiary shall appoint CT Corporation System as its agent for actions relating to the Notes, this Indenture or the Registration Rights Agreement or brought under U.S. Federal or state securities laws brought in any U.S. Federal or state court located in the Borough of Manhattan in The City of New York and shall submit to such jurisdiction.

                         [Signatures on following page]

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first above written.



                                   BAUBLE ACQUISITION SUB, INC.,
                                   as Issuer

                                   By:    /s/ Lance Milken
                                          --------------------------------------
                                          Name:    Lance Milken
                                          Title:   Treasurer and Secretary

                                   THE BANK OF NEW YORK,
                                   as Trustee

                                   By:    /s/ Remo J. Reale
                                          --------------------------------------
                                          Name:    Remo J. Reale
                                          Title:   Vice President

                                                                       EXHIBIT A

[Global Note Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Private Placement Legend]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE
EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL

BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE
SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

[Regulation S Temporary Global Note Legend]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

                                                               CUSIP [      ]
                                                               ISIN  [      ](1)


                      [RULE 144A][REGULATION S] GLOBAL NOTE
                               representing up to
                                  $335,000,000

No. ___                                                        [$______________]

                          BAUBLE ACQUISITION SUB, INC.


promises to pay to Cede & Co., or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of ________________________ United States Dollars] on June 1, 2017.

Interest Payment Dates:  June 1 and December 1, commencing December 1, 2007

Record Dates:  May 15 and November 15



                            [SIGNATURE PAGE FOLLOWS]



--------
      (1)144A CUSIP:  179584 AG2
         144A ISIN:  US179584AG24
         Regulation S CUSIP:  U17926 AC7
         Regulation S ISIN:  USU17926AC79

      IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:  __________________
                                   BAUBLE ACQUISITION SUB, INC.


                                   By:
                                        ----------------------------------------
                                        Name:
                                        Title:

This is one of the Notes referred to in the within-mentioned Indenture:


                                   THE BANK OF NEW YORK,
                                   as Trustee


                                   By:
                                        ----------------------------------------
                                            Authorized Signatory

                                [REVERSE OF NOTE]

                          BAUBLE ACQUISITION SUB, INC.

                    10.50% SENIOR SUBORDINATED NOTES DUE 2017

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. INTEREST. Bauble Acquisition Sub, Inc., a Florida corporation (the "Issuer"), promises to pay interest on the principal amount of this Note at a rate per annum of 10.50% from May 29, 2007 until maturity and to pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuer will pay interest on this Note semi-annually in arrears on June 1 and December 1 of each year commencing on December 1, 2007, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). The Issuer will make each interest payment to the Holder of record of this Note on the immediately preceding May 15 and November 15 (each, a "Record Date"). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including May 29, 2007. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      2. METHOD OF PAYMENT. The Issuer will pay interest on this Note to the Person who is the registered Holder of this Note at the close of business on May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if this Note is canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the Note Register; provided that (a) all payments of principal, premium, if any, and interest on, Notes represented by Global Notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof and
(b) all payments of principal, premium, if any, and interest with respect to certificated Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

      4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of May 29, 2007 (the "Indenture"), between the Issuer and the Trustee. This Note is one of a duly authorized issue of notes of the Issuer designated as its 10.50% Senior Subordinated Notes due 2017. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 and 4.09 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

      5. OPTIONAL REDEMPTION.

      (a) Except as described below under clauses 5(b), 5(c) and 5(d) hereof, the Notes will not be redeemable at the Issuer's option.

      (b) On or after June 1, 2012, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the "Redemption Date"), if redeemed during the 12-month period commencing on June 1 of the years set forth below:

      Period                                              Redemption Price
      2012............................................        105.25%
      2013............................................        103.50%
      2014............................................        101.75%
      2015 and thereafter                                     100.000%

      (c) Prior to June 1, 2012, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the Redemption Date.

      (d) At any time and from time to time on or prior to June 1, 2010, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, at a redemption price (expressed as a percentage of principal amount thereof) of 110.50%, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption

Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated.

      (e) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

      6. MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

      7. NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article VIII or Article XI of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date, interest ceases to accrue on this Note or portions thereof called for redemption.

      8. OFFERS TO REPURCHASE. Upon the occurrence of a Change of Control, the Issuer shall make a Change of Control Offer in accordance with Section 4.13 of the Indenture. In connection with certain Asset Sales, the Issuer shall make an Asset Sale Offer as and when provided in accordance with Section 4.10 of the Indenture.

      9. SUBORDINATION. The Notes and the Guarantees are subordinated to Senior Indebtedness of the Issuer and the Guarantors on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes and Guarantees may be paid. The Issuer agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

      10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 thereafter. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

      11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

      12. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

      13. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.

      14. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee or an authentication agent.

      15. TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

      16. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

      17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted

Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of May 29, 2007, among Claire's Stores, Inc., the Guarantors named therein and the other parties named on the signature pages thereof (the "Registration Rights Agreement"), including the right to receive Additional Interest (as defined in the Registration Rights Agreement).

      18. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

      19. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuer at the following address:

                                    Bauble Acquisition Sub, Inc.
                                    c/o Apollo Management, L.P.
                                    10250 Constellation Boulevard
                                    Suite 2900
                                    Los Angeles, California 90067
                                    Attention:  Lance Milken

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
  (Insert assignee's social security number or taxpayer identification number.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:  _____________________

                                   Your Signature: _____________________________
                                                   (Sign exactly as your name
                                                   appears on the face of this
                                                   Note)


                                   Signature(s) must be guaranteed by an
                                   "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, al in accordance with the Securities Exchange Act of 1934, as amended.

                                   ______________________________
                                   Signature Guarantee

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Issuer pursuant to
Section 4.10 or 4.13 of the Indenture, check the appropriate box below:

                   [   ] Section 4.10       [   ] Section 4.13

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.13 of the Indenture, state the amount you elect to have purchased:

                              $_______________

Date:  _____________________

                                   Your Signature: _____________________________
                                                   (Sign exactly as your name
                                                   appears on the face of this
                                                   Note)

                                   Tax Identification No.:

                                   Signature(s) must be guaranteed by an
                                   "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, al in accordance with the Securities Exchange Act of 1934, as amended.

                                   ______________________________
                                   Signature Guarantee

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following increases or decreases in the principal amount of this Global Note have been made:

                                              Amount of increase       Principal Amount of       Signature of
                      Amount of decrease         in Principal           this Global Note      authorized officer
                     in Principal Amount        Amount of this           following such          of Trustee or
 Date of Exchange    of this Global Note          Global Note         decrease or increase         Custodian
 ----------------    -------------------      -----------------       --------------------    ------------------


----------
* This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Bauble Acquisition Sub, Inc.
c/o Apollo Management, L.P.
10250 Constellation Boulevard
Suite 2900
Los Angeles, California 90067
Attention:  Lance Milken

The Bank of New York
101 Barclay Street
Corporate Trust Administration
Floor 8W
New York, New York 10286
Fax No.: (212) 815-5704
Attention: Claire's Stores Acquisition

      Re: 10.50% Senior Subordinated Notes due 2017

      Reference is hereby made to the Indenture, dated as of May 29, 2007 (the "Indenture"), between Bauble Acquisition Sub, Inc. and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      _______________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] in the principal amount of $___________ (the "Transfer"), to _______________ (the "Transferee"). In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

      1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private

Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

      2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or The Restricted Definitive Note and in the Indenture and the Securities Act.

      3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

            or

            (b) [ ] such Transfer is being effected to the Issuer or a subsidiary thereof;

            or

            (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

      4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

            (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                   [Insert Name of Transferor]


                                   By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Dated:
       ----------------------------

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Bauble Acquisition Sub, Inc.
c/o Apollo Management, L.P.
10250 Constellation Boulevard
Suite 2900
Los Angeles, California 90067
Attention:  Lance Milken

The Bank of New York
101 Barclay Street
Corporate Trust Administration
Floor 8W
New York, New York 10286
Fax No.: (212) 815-5704
Attention: Claire's Stores Acquisition

      Re: 10.50% Senior Subordinated Notes due 2017

      Reference is hereby made to the Indenture, dated as of May 29, 2007 (the "Indenture"), between Bauble Acquisition Sub, Inc. and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ___________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

      (1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES

      (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note of the same series in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note of the same series, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive
Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note of the same series, the Owner hereby certifies
(i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note of the same series, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OF THE SAME SERIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES OF THE SAME SERIES

      (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note of the same series with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

      (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note of the same series, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated ______________________.

                                   [Insert Name of Transferor]


                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

Dated:
       ----------------------------

                                                                       EXHIBIT D


                         [FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

      SENIOR SUBORDINATED NOTES SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of __________, by and among Claire's Stores, Inc., a Florida corporation (the "Company"), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation], as guarantors (the "Guarantors"), and The Bank of New York, as Trustee (the "Trustee"), to the Senior Subordinated Notes Indenture (the "Indenture"), dated as of May 29, 2007, among Bauble Acquisition Sub, Inc., a Florida corporation (the "Issuer"), and the Trustee.

                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, the Issuer has heretofore executed and delivered to the Trustee the Indenture providing for the issuance of $335,000,000 aggregate principal amount of 10.50% Senior Subordinated Notes due 2017 (the "Notes");

      WHEREAS, the Issuer has merged with and into the Company (the "Merger"), with the Company as the surviving entity in the Merger;

      WHEREAS, as a result of the Merger, the Company is assuming, by and under this Supplemental Indenture, the obligations of the Issuer for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of the Indenture on the part of the Issuer;

      WHEREAS, Sections 5.01 and 9.01 of the Indenture provide that the Trustee, the Company and each of the Guarantors are authorized to execute and deliver this Supplemental Indenture; and

      WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate or other action on the part of the Trustee, the Company and each of the Guarantors.

      NOW, THEREFORE, for and in consideration of the foregoing premises and for good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Notes, as follows:

      Section 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

      Section 2. Assumption by the Company. The Company hereby assumes the obligations of the Issuer for the due and punctual payment of the principal of, premium, if any, and interest on all outstanding Notes issued pursuant to the Indenture and the performance and observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Issuer. The Company is hereby substituted for, and may exercise every right and power of, the Issuer under the Indenture with the same effect as if the Company had been named as the Issuer in the Indenture, and the Company is a Successor Issuer under the Indenture.

      Section 3. Agreement to Guarantee. Each of the Guarantors, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including but not limited to Article XI thereof.

      Section 4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

      Section 5. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

      Section 6. Notices. For purposes of the Indenture, the address for notices to the Company shall be as set forth below:

      Claire's Stores, Inc.
      3 SW 129th Avenue
      Pembroke Pines, FL 33027
      Attention:  Chief Financial Officer

      Section 7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      Section 8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      Section 9. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

      Section 10. Severability. In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


      Section 11. Benefits Acknowledged. The Guarantors' guarantees are subject to the terms and conditions set forth in the Indenture. Each of the Guarantors acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Supplemental Indenture are knowingly made in contemplation of such benefits.



                         [Signatures on following page]

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

                                   CLAIRE'S STORES, INC.

                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   [GUARANTEEING SUBSIDIARY]

                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   THE BANK OF NEW YORK,
                                   AS TRUSTEE

                                   By:
                                       -----------------------------------------
                                          Name:
                                          Title: